UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

BlueLinx Holdings Inc.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BlueLinx Holdings Inc.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
April 19, 2023
Dear Stockholder:
I am pleased to invite you to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. (“BlueLinx”). The meeting will be held at the Omni Hotel at the Battery Atlanta, 2625 Circle 75 Parkway, Atlanta, Georgia 30339 on Thursday, May 18, 2023, at 11:00 a.m. Eastern Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to promptly complete, date, sign, and mail the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.
On behalf of the Board of Directors, management, and associates of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.
Very truly yours,
Shyam K. Reddy
President and Chief Executive Officer

BlueLinx Holdings Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. will be held at the Omni Hotel at the Battery Atlanta, 2625 Circle 75 Parkway, Atlanta, Georgia 30339 on Thursday, May 18, 2023, at 11:00 a.m. Eastern Time, for the following purposes:
1.
to elect nine directors to hold office until the 2024 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 30, 2023, which we refer to as “fiscal 2023”;

3.
to hold an advisory, non-binding vote to approve the executive compensation described in this proxy statement;

4.
to conduct a non-binding, advisory vote on the frequency of future advisory votes on executive compensation; and

5.
to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 24, 2023, will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.
The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2 and 3. The Board of Directors recommends a vote in favor of a frequency of ONE YEAR in proposal 4.
Your vote is important. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid reply envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
By Order of the Board of Directors,

April 19, 2023 Atlanta, Georgia	Kimberly D. Holladay Interim Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 18, 2023
BlueLinx Holdings Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.
You may access the following proxy materials as of the date they are first mailed to our stockholders by visiting www.proxyvote.com:
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Notice of 2023 Annual Meeting of Stockholders to be held on Thursday, May 18, 2023;

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Proxy Statement for 2023 Annual Meeting of Stockholders to be held on Thursday, May 18, 2023; and

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Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

These proxy materials are available free of charge and will remain available through the conclusion of the 2023 Annual Meeting of Stockholders. In accordance with SEC rules, the proxy materials on the site are searchable, readable, and printable; and the site does not have “cookies” or other tracking devices that identify visitors.

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” References in this proxy statement to 2023 or fiscal 2023 refer to our current fiscal year ending December 30, 2023. References in this proxy statement to 2022 or fiscal 2022 refer to our fiscal year ended December 31, 2022. References in this proxy statement to 2021 or fiscal 2021 refer to the fiscal year ended January 1, 2022. References to 2020 or fiscal 2020 refer to the fiscal year ended January 2, 2021. All fiscal years presented comprise a 52-week year except for 2020 or fiscal 2020 which is comprised of a 53-week year.
Copies of this proxy statement, the accompanying proxy card, and the annual report will first be mailed to stockholders on or about April 19, 2023. The proxy statement and annual report are also available on the Investor Relations page of our website at www.BlueLinxCo.com, and at www.proxyvote.com.
Attending the Annual Meeting
The Annual Meeting will be held at the Omni Hotel at the Battery Atlanta, 2625 Circle 75 Parkway, Atlanta, Georgia 30339 on Thursday, May 18, 2023, at 11:00 a.m. Eastern Time. For directions to the meeting, please contact our Investor Relations department at (866) 671-5138. Holders of our common stock as of the close of business on March 24, 2023, will be entitled to attend and vote at the meeting.

i

BLUELINX HOLDINGS INC.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
770-953-7000
GENERAL INFORMATION
Why did I receive this proxy statement?
This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the Annual Meeting of our stockholders to be held on May 18, 2023, and any adjournment or postponement thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at the Omni Hotel at the Battery Atlanta, 2625 Circle 75 Parkway, Atlanta, Georgia 30339 on Thursday, May 18, 2023, at 11:00 a.m. Eastern Time. This proxy statement and accompanying proxy card are being first sent or given to our stockholders on or about April 19, 2023. Our Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and a list of exhibits, accompanies this proxy statement, as part of our 2022 Annual Report.
As always, we encourage you to vote your shares prior to the Annual Meeting.
Who is soliciting my vote?
Our Board is soliciting your vote at the 2023 Annual Meeting of Stockholders of BlueLinx Holdings Inc.
Who is entitled to vote?
Only our stockholders of record at the close of business on March 24, 2023, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting, and vote the shares of our common stock that they held on that date at the meeting, or any adjournment or postponement thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?
Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.
Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?
Four items:
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the election of nine directors to our Board;

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the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023;

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a non-binding, advisory vote to approve the executive compensation described in this proxy statement; and

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a non-binding, advisory vote on the frequency of future advisory votes on executive compensation.

Will there be any other items of business on the agenda?
We do not expect any other items of business at the meeting. Nonetheless, if an unforeseen matter is raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.
How many votes must be present to conduct business at the meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting business to be conducted at the annual meeting. As of the Record Date, we had 9,061,849 shares of common stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
How do I vote?
You may vote by completing and properly signing the accompanying proxy card and returning it to us. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares and complete and return that proxy in accordance with the instructions therein.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation, or a duly executed proxy bearing a later date, with our Corporate Secretary, at our principal executive offices: BlueLinx Holdings Inc., Attn: Law Department, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the recommendations of our Board of Directors?
Our Board recommends a vote FOR the election of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023, FOR the approval of the executive compensation of the named executive officers described in this proxy statement and to conduct future advisory votes on executive compensation EVERY YEAR.
What vote is required to approve each item?
Election of Directors.   A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the nine director nominees receiving the most votes will be elected. Broker non-votes and votes to “withhold authority” for all or some nominees will have no effect on the election of directors.
Ratification of Independent Registered Public Accounting Firm.   The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
Approval on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.   Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.
Approval on a non-binding, advisory basis of the frequency of future advisory votes on executive compensation.   With respect to the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers, approval of a frequency requires votes for that frequency from a majority of the votes cast on the matter at the Annual Meeting. Because stockholders have four choices (one year, two years, three years or abstain) on the advisory approval of a frequency of future advisory votes on the compensation of the Company’s named executive officers, it is possible that no frequency will receive a majority vote. If no frequency receives the affirmative vote of a majority of the votes cast, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions and broker non-votes will not have any effect on the matter. The

Board and the Human Capital and Compensation Committee will consider the outcome of the vote when making its determination regarding how frequently (every one, two or three years) over the next six years the advisory votes on the compensation of the Company’s named executive officers will be held, after which period another frequency vote will be held.
What if I don’t vote for some or all of the matters listed on my proxy card?
If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:
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FOR the election of each of the director nominees to the Board listed on the proxy card;

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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023;

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FOR the approval, on an advisory, non-binding basis, of the executive compensation described in this proxy statement; and

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FOR a frequency of ONE YEAR with respect to the frequency of future advisory votes on executive compensation.

How will proxies be solicited?
Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing, and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
Yes. The materials will be available, as of the date they were first mailed to our stockholders, by visiting www. proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on the Investor Relations page of our website at www.BlueLinxCo.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board is currently authorized to have nine members. Our Board currently has eight members, each with terms expiring at the Annual Meeting and one vacancy. Our Board, based on the recommendation of our Nominating and Governance Committee and pursuant to our bylaws, nominated Dominic DiNapoli, Kim S. Fennebresque, Keith A. Haas, Mitchell B. Lewis, Shyam K. Reddy, J. David Smith, Carol B. Yancey and Marietta Edmunds Zakas, each a current member of our Board, for re-election at the Annual Meeting. Our Board, based on the recommendation of the Nominating and Governance Committee, has also nominated Anuj Dhanda for election to the Board of Directors at the Annual Meeting to fill the existing Board vacancy.
Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and the election of his or her successor. The Board believes each nominee for director will be able to stand for election. In addition, each of the persons nominated for election has agreed to serve if elected. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.
Our Board unanimously recommends a vote FOR each of the following director nominees:
Anuj Dhanda Dominic DiNapoli Kim S. Fennebresque Keith A. Haas Mitchell B. Lewis	Shyam K. Reddy J. David Smith Carol B. Yancey Marietta Edmunds Zakas
A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the nine director nominees receiving the most votes will be elected. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. Broker non-votes and votes to “withhold authority” for all or some nominees will have no effect on the election of directors.
Information about Nominees
Information about each of the nine nominees for director, including the experience that led the Board to conclude that the nominee should serve as a director of the Company, is set forth below. All the director nominees, except for Mr. Dhanda, are currently serving on the Board.
Name	Position
Anuj Dhanda	Nominee for Director
Dominic DiNapoli	Director (since 2016)
Kim S. Fennebresque	Non-Executive Chairman of the Board of Directors (Director since 2013, Chairman since 2016)
Keith A. Haas	Director (since 2022)
Mitchell B. Lewis	Former President and Chief Executive Officer (2014-June 2021) and Director (since 2014)
Shyam K. Reddy	President and Chief Executive Officer and Director (since 2023)
J. David Smith	Director (since 2017)
Carol B. Yancey	Director (since 2021)
Marietta Edmunds Zakas	Director (since 2022)

Anuj Dhanda, 60, is nominated for election to serve as a member of the Board. Mr. Dhanda currently serves as Executive Vice President and Chief Information Officer of Albertsons Companies, Inc., one of the largest food and drug retailers in the United States and has served in this role since December 2015. Prior to that, Mr. Dhanda served as Senior Vice President of Digital Commerce and Chief Information Officer for Giant Eagle, Inc. from August 2013 to December 2015. From March 2008 to August 2013, Mr. Dhanda served as Chief Information Officer of PNC Financial Services, a bank holding company and financial services corporation. Mr. Dhanda earned a Bachelor of Commerce degree from Delhi University and a Master of Business Administration and Ph.D. in Management (Finance) degrees from Rutgers University.
Mr. Dhanda’s business experience and experience as a public company executive qualify him to serve on, and be a valuable member of, the Board.
Dominic DiNapoli, 68, has served as a member of our Board since May 2016. Mr. DiNapoli served as a senior consultant to FTI Consulting, a global business advisory firm, from 2014 until his retirement in December 2019. Prior to his retirement, Mr. DiNapoli held several positions within FTI Consulting, including Vice Chairman from 2011 through 2014, and Executive Vice President and Chief Operating Officer from 2004 through 2011. From 2002 to 2004, Mr. DiNapoli served as a Senior Managing Director and leader of FTI Consulting’s corporate finance/restructuring practice. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services practice.
Mr. DiNapoli’s financial expertise, management advisory expertise, and experience as a public company executive qualify him to serve on, and be a valuable member of, the Board.
Kim S. Fennebresque, 73, has served as a member of our Board since May 2013 and became Chairperson in May 2016. Mr. Fennebresque served as a senior advisor to Cowen Group Inc., a financial services company, until December 2020. He also served as Chairman and Chief Executive Officer of Cowen Group Inc. and its predecessor SG Cowen from 1999 to 2008. Mr. Fennebresque currently serves on the Board of Directors of Ally Financial Inc., Albertson’s Companies, Inc., BAWAG Group, AG, and served on the Board of Rotor Acquisition Corp. from November 2020 to June 2021. Mr. Fennebresque served on the Board of Directors of Ribbon Communications from October 2017 to March 2020, and as Chairman of Dahlman Rose Co., LLC, a financial services company, from 2010 to 2012, and as Chief Executive Officer of Dahlman Rose Co., LLC from July 2011 until August 2012. He has also served as head of the corporate finance and mergers & acquisitions departments at UBS and was a general partner and co-head of investment banking at Lazard Frères & Co. Mr. Fennebresque also held various positions at The First Boston Corporation (now Credit Suisse). He is a graduate of Trinity College and Vanderbilt Law School.
Mr. Fennebresque’s business experience, background in finance, and industry knowledge qualify him to serve on, and be a valuable member of, the Board.
Keith A. Haas, 57, has served as a member of our Board since August 2022. Mr. Haas currently serves as Chief Executive Officer of Foley Products Company LLC, a manufacturer of concrete products for water and electric infrastructure applications. He also serves as a non-executive director at Northwest Hardwoods, Inc., where he has served since 2021 and has over 25 years of operational leadership experience in the building products industry. From 2021 to 2022, he served as Group Executive, Commercial at CRH plc where he had increasing executive leadership responsibilities in a diverse range of building products manufacturing and distribution. From 2019 to 2020, Mr. Haas served as President of CRH’s global Building Products Division, and from 2016 to 2018, as President of its Americas Products & Distribution Division. Mr. Haas also served as the Chief Executive Officer of CRH operating subsidiaries Oldcastle Architectural from 2008 to 2010 and Oldcastle Building Products from 2011 to 2015. Prior to joining CRH in 1995, he began his career as a project engineer at Amoco Chemical Company. Mr. Haas earned a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology and a Master of Business Administration degree from Georgia State University.
Mr. Haas’s business experience, including operational and executive leadership experience, and industry knowledge qualify him to serve on, and be a valuable member of, the Board.
Mitchell B. Lewis, 61, has served as a Director of the Company since January 2014. From 2014 until his retirement in June 2021, he also served as our President and Chief Executive Officer and from June 2021 through December 2021, he was a senior advisor to the Company’s successor President and Chief Executive

Officer. Mr. Lewis has held numerous leadership positions in the building products industry since 1992. Mr. Lewis served as a director and as President and Chief Executive Officer of Euramax International, Inc. (the predecessor of OmniMax International, LLC), a building products manufacturer, from February 2008 through November 2013. Mr. Lewis also served Euramax International, Inc. in the roles of Chief Operating Officer, Executive Vice President, and Group Vice President as well as President of its largest subsidiary. Prior to being appointed Group Vice President, Mr. Lewis served as President of Amerimax Building Products, Inc. Prior to 1992, Mr. Lewis served as Corporate Counsel with Alumax Inc. and practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis is currently a director of GMS Inc. Mr. Lewis received a Bachelor of Arts degree in Economics from Emory University, and a Juris Doctor degree from the University of Michigan.
Mr. Lewis’s position as our former Chief Executive Officer, financial expertise, management advisory expertise, and industry experience qualify him to serve on, and be a valuable member of, the Board.
Shyam K. Reddy, 48, became President and Chief Executive Officer and was appointed to the Board effective March 2023. Prior to becoming President and Chief Executive Officer and a Director, he served as Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary from March 2022 to March 2023. Previously, Mr. Reddy served as Senior Vice President, Chief Administrative Officer, and Corporate Secretary of the Company from May 2019 to March 2022 and Senior Vice President and Chief Transformation Officer from April 2018 to May 2019. Mr. Reddy served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of the Company from May 2017 to April 2018, and as Senior Vice President, General Counsel and Corporate Secretary of the Company from June 2015 until May 2017. Prior to joining BlueLinx, he served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Euramax International, Inc. (the predecessor of OmniMax International, LLC), from March 2013 to March 2015. Before joining Euramax International, Inc., Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Mr. Reddy practiced corporate law as a partner in the Atlanta office of Kilpatrick, Townsend & Stockton LLP from January 2009 to March 2010. Mr. Reddy received a Bachelor of Arts degree in Political Science, and a Master of Public Health degree from Emory University, and a Juris Doctor degree from the University of Georgia.
Mr. Reddy’s positions as President and Chief Executive Officer and his previous business and industry experience qualify him to serve on and be a valuable member of the Board.
J. David Smith, 74, has served as a member of our Board since May 2017. Mr. Smith served as Chief Executive Officer and President of Euramax International, Inc. (the predecessor of OmniMax International, LLC), beginning in 1996, and served as the Chairman of its board of directors beginning in 2002, until his retirement in 2008. Before joining Euramax, Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1988 to 1996. He began his career serving in numerous senior management roles at Howmet Building Products, Inc. He has also served as a member of the boards of directors of Henry Company since 2017 and GMS Inc. since 2014. Mr. Smith served as a director of Commercial Metals Company from 2004 until January 2023. Mr. Smith also served as Chairman of the board of directors of Select Interior Concepts, Inc. from February 2019 until March 2020. Mr. Smith also served as Chairman of the board of directors of both Siamons International, Inc. until 2018, and Nortek, Inc. until 2016, where he also served as interim Chief Executive Officer in 2011. He also previously served as a director of Diversitech, Inc., Houghton International Inc., and Air Distribution Technologies, Inc. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies. Mr. Smith received a Bachelor of Arts degree in Political Science from Gettysburg College.
Mr. Smith’s financial expertise, management advisory expertise, and experience as an officer of public companies qualify him to serve on, and be a valuable member of, the Board.
Carol B. Yancey, 59, has served as a member of our Board since February 2021. Ms. Yancey served as Executive Vice President and Chief Financial Officer of Genuine Parts Company, a Fortune 200 global distributor of automotive and industrial parts, from March 2013 until her retirement in May 2022. She also held the title of Corporate Secretary from 1995 to 2015. From 1991 to 2013, Ms. Yancey served in various leadership and management positions at Genuine Parts, including Senior Vice President of Finance, Vice

President, Assistant Corporate Secretary, Director of Shareholder Relations, and Director of Investor Relations. Prior to joining Genuine Parts, she spent six years in public accounting. She is currently a director of Oxford Industries, Inc. She earned a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant.
Ms. Yancey’s financial expertise, experience as a CPA, experience in the oversight of financial reporting and internal controls, experience in the distribution industry, and experience as a former chief financial officer of a public company qualify her to serve on, and be a valuable member of, the Board.
Marietta Edmunds Zakas, 64, has served as a member of our Board since August 2022. Ms. Zakas currently serves as Executive Vice President and Chief Financial Officer of Mueller Water Products, a $1.2 billion leading manufacturer of products and services used in the transmission, distribution, and measurement of water in North America. She has led Mueller Water Products’ strategic planning, investor relations and corporate communications activities since 2006. Prior to that, Ms. Zakas spent five years with Russell Corporation, a $1.4 billion athletic apparel, footwear and equipment company, where she held a variety of positions culminating in her role as Corporate Vice President, Chief of Staff, Business Development and Treasurer. From 1993 to 2000, Ms. Zakas served as Corporate Vice President, Director of Investor Relations and Corporate Secretary for Equifax, Inc. a consumer and commercial credit reporting agency. Ms. Zakas earned a Bachelor of Arts degree with honors from Randolph Macon Woman’s College (now known as Randolph College), a Master of Business Administration degree from the University of Virginia Darden School of Business and a Juris Doctor from the University of Virginia School of Law. Ms. Zakas served from March 2011 to March 2022 as a non-executive Director at Atlantic Capital Bank and Atlantic Capital Bancshares, including serving as the Audit Committee Chair.
Ms. Zakas’ financial expertise, experience in the oversight of financial reporting and internal controls, and experience as a current chief financial officer of a public company qualify her to serve on, and be a valuable member of, the Board.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for fiscal year 2023. EY has served as our independent registered public accounting firm since June 2021 and audited our consolidated financial statements for fiscal 2022.
While stockholder ratification of the selection of EY as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board is submitting the selection to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders. EY has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries.
We expect that representatives of EY will be present at the Annual Meeting to respond to appropriate questions from our stockholders.
Our Board recommends a vote FOR the ratification of EY as our independent registered public accounting firm for fiscal year 2023.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of EY as our independent registered public accounting firm for fiscal 2023. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain EY as our independent registered public accounting firm for fiscal 2023.
Change in Accountants
On June 14, 2021, the Audit Committee of the Company replaced BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. The Company’s decision to change its independent registered public accounting firm to EY occurred following receipt and review of multiple competitive proposals to perform the audit of the Company’s financial statements for the Company’s 2021 fiscal year.
BDO’s reports on the Company’s consolidated financial statements for fiscal 2020 and fiscal 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s 2020 and 2019 fiscal years, and the subsequent interim period through June 14, 2021, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during the Company’s 2020 and 2019 fiscal years, and the subsequent interim period through June 14, 2021, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. We previously provided BDO with a copy of the disclosures above and requested BDO furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements, and if not, stating the respects in which it does not agree with the statement made by the Company regarding no disagreements with BDO. BDO agreed with the disclosures above. A copy of BDO’s letter dated June 14, 2021, was filed as Exhibit 16.1 with our Current Report on Form 8-K dated June 17, 2021.

Fees Paid to Independent Registered Public Accounting Firm
The following table presents the fees billed by EY for professional services for fiscal 2022 and 2021:
	2022	2021
Audit Fees(1)	$1,192,496	$1,097,056
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	$128,101	—
Total	$1,320,597	$1,097,056

(1)
For 2022 and 2021, amounts paid to EY consist of fees and expenses related to audits of our consolidated financial statements, reviews of interim financial statements, and disclosure in filings with the Securities and Exchange Commission. Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also consists of expenses paid in support of our 2022 and 2021 financial statement audit in addition to fees paid to EY during 2021 in connection with comfort letter services for our debt offering.

(2)
There were no Audit-Related Fees for 2022 and 2021.

(3)
There were no Tax Fees for 2022 and 2021.

(4)
All Other Fees for 2022 consisted of permitted advisory fees, including expenses, related to non-assurance services. There were no All Other Fees for 2021.

Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit services and non-audit services to be performed for us by our independent registered public accounting firm. All audit and non-audit work described above was pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member are presented to the full Audit Committee at subsequent scheduled meetings.

PROPOSAL 3:
NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we seek a non-binding, advisory vote from our stockholders to approve the compensation of our executives as described under the heading “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board. However, the Human Capital and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. At our 2017 annual meeting of stockholders, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. Accordingly, since that time we have held annual say-on-pay votes. At our 2022 Annual Meeting of stockholders, our stockholders approved our say-on-pay proposal, with over 94% of the votes cast (including abstentions) approving the 2021 executive compensation described in our 2022 proxy statement. Based on this strong support from our stockholders, we believe our compensation programs are effectively designed and continue to be aligned with the interests of our stockholders. Proposal 4 in this proxy statement provides for a vote regarding the frequency of future non-binding, advisory votes on executive compensation.
As discussed below in the “Compensation Discussion and Analysis,” our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Key elements of our compensation philosophy include:
•
Compensation decisions are driven by a pay-for-performance philosophy, which takes into account both performance by the Company and the individual’s impact on that performance;

•
Performance is measured against pre-established goals, which we believe enhances our executives’ performance;

•
A significant portion of compensation should be variable based on performance; and

•
Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

The Human Capital and Compensation Committee periodically reviews and revises our executive compensation programs to assess their appropriateness relative to market practices for similar positions in our industry using data obtained from consultation with Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information.
Our Board recommends a vote FOR the following non-binding, advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING,
ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future non-binding, advisory votes on executive compensation of the nature reflected in Proposal 3 should occur every year, every two years, or every three years. The Company has held annual say-on-pay votes since 2011.
While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the non-binding, advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s non-binding, advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual non-binding, advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.
This non-binding, advisory vote on the frequency of future non-binding, advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Human Capital and Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct non-binding, advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote to conduct future advisory votes on the compensation of our named executive officers EVERY YEAR.

MORE INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings
Our Board met nine times during 2022. Each director attended at least 75% of the Board and committee meetings that such director was entitled to attend during 2022. While we do not have a formal attendance policy, all of our directors are expected to attend the Annual Meeting and all directors standing for election at the 2022 Annual Meeting of Stockholders attended the 2022 Annual Meeting of Stockholders.
Independence
Our Board has reviewed the independence of each of its eight current members, and each of the nine nominees (including Mr. Dhanda) for election at the Annual Meeting, based on the criteria for independence set forth under applicable securities laws, including the Exchange Act, applicable rules and regulations of the SEC, and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, in order to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each Board member and each nominee and the Company. The Board has determined that all of our directors and our director nominees (including Mr. Dhanda) meet the independence standards promulgated under the listing standards of the NYSE, except for Mr. Reddy, as he is the Company’s President and Chief Executive Officer, and Mr. Lewis, as he is the Company’s former President and Chief Executive Officer and was employed by the Company through December 31, 2021. The Board currently is comprised of a majority of independent directors and will continue to be comprised of a majority of independent directors if the nine persons nominated by the Board for election as directors are elected.
Board Structure and Risk Oversight
We have separate persons serving as Chairman of the Board and as Chief Executive Officer. Kim S. Fennebresque, a non-employee independent director, serves as our Chairman of the Board. Shyam K. Reddy is our President and Chief Executive Officer. The Chairman of the Board provides general oversight and high-level strategic planning for the Company while the Chief Executive Officer manages the business of the organization with a focus on daily operations as they relate to the Company’s long-term strategy. The Chairman of the Board’s duties generally include chairing Board meetings, serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive Board sessions. The Chairman is elected annually by the Board immediately following the Annual Meeting. We believe this structure is appropriate for the Company at this time as it keeps Board leadership separate from operational management.
Our Board monitors our exposure to a variety of risks. Risks may be addressed from time to time by the full Board or by one or more of our Board committees. Senior management is responsible for identifying and managing material risks faced by the Company and periodically reports on such risks to the full Board or to the appropriate committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department, and the independent auditors our major financial and enterprise risk exposures and the steps management has taken to monitor, control, and minimize such exposures. Liquidity risk, credit risk, and risks associated with our debt facilities and cash management are handled primarily by our finance and accounting departments, which provide regular reports to our Audit Committee. The Human Capital and Compensation Committee is responsible for reviewing whether our human capital and compensation programs encourage excessive risk taking by senior executive management. The Nominating and Governance Committee is responsible for monitoring the risk of fraud and other misconduct by reviewing related-party transactions and waivers to our Code of Ethical Conduct. General business and operational risks are handled primarily by senior executive management and discussed during regular Board meetings as necessary. The Company also has established an enterprise risk committee, comprised of functional area leaders within the Company, which assists the internal audit group with identifying, monitoring, and addressing the Company’s risks.
Committees of the Board of Directors
Our business and affairs are managed by our Board. To assist it in carrying out its responsibilities, our Board has established an Audit Committee, a Human Capital and Compensation Committee and a

Nominating and Governance Committee. The charter for each of these committees, as currently in effect, may be found on our website free of charge at www.BlueLinxCo.com. Additionally, any committee charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., Attn: Law Department, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. The Board has also established a Strategy and Innovation Committee. Each of these committees has the right to retain its own legal counsel and other advisors.
The Audit Committee
Our Board established a standing Audit Committee to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements, the independence and performance of our internal and external auditors, and cybersecurity oversight. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee met eight times in 2022.
The Audit Committee currently consists of Ms. Yancey (Chair), Mr. DiNapoli and Ms. Zakas. Based on its review, the Board has determined that the directors serving on the Audit Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Our Board has determined that Ms. Yancey and Ms. Zakas each qualify as an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC.
The Audit Committee operates pursuant to a written charter. Pursuant to the terms of its written charter, the Audit Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee.
The Audit Committee has adopted a procedure to receive allegations related to any fraudulent accounting issues through a toll-free telephone number as set forth in our Code of Ethical Conduct. See “Corporate Governance Guidelines and Code of Ethical Conduct” below.
The Human Capital and Compensation Committee
The purpose of the Human Capital and Compensation Committee is to assist our Board in fulfilling its oversight responsibilities relating to the Company’s human capital management and strategy as well as its compensation and employment benefit plans, policies, and programs. The Human Capital and Compensation Committee establishes, among other things, the compensation of our executive officers. The Human Capital and Compensation Committee also administers our equity incentive programs and establishes the terms of our grants under these plans. The Human Capital and Compensation Committee currently consists of Messrs. Smith (Chair), Fennebresque and Haas. The Human Capital and Compensation Committee met five times during 2022. As discussed above, our Board has determined that Messrs. Smith, Fennebresque and Haas each are independent.
The Human Capital and Compensation Committee has continued to engage Meridian as its independent compensation consultant to serve as an advisor to the Committee on executive and director compensation issues and to provide recommendations as to executive and director compensation levels. The Committee has evaluated Meridian’s independence as its compensation consultant by considering each of the independence factors adopted by the NYSE and the SEC. Based on such evaluation, the Committee determined that there are no conflicts of interest that would compromise Meridian’s independence.
The Human Capital and Compensation Committee operates pursuant to a written charter. Pursuant to the terms of its written charter, the Human Capital and Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Human Capital and Compensation Committee, or to executive officers of the Company in compliance with applicable law and stock exchange requirements.
For more information on the role of the Human Capital and Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” in this proxy statement.

The Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to assist our Board in fulfilling its oversight responsibilities relating to our director nominations process, as well as developing and maintaining our corporate governance policies. The Nominating and Governance Committee has the authority, among other things, to (1) oversee the composition of the Board and its committees; (2) develop and maintain the Company’s corporate governance policies and related matters, including evaluating any waivers to the Company’s Code of Ethical Conduct; (3) establish and oversee a process for the annual evaluation of the Board and each committee; (4) review, approve and monitor all related-party transactions or relationships involving a Board member or officer of the Company; (5) review requests by directors and executive management to serve on outside board of directors of other for-profit companies; (6) identify and communicate to the Board relevant current and emerging corporate and governance trends, issues, and practices, and oversee the continuing education program for directors and the orientation program for new directors; (7) make recommendations regarding director compensation and stock ownership guidelines for both executives and directors; and (8) oversee the Company’s corporate responsibility programs relating to Environment, Social, and Governance matters. The Nominating and Governance Committee operates pursuant to a written charter.
The Nominating and Governance Committee currently consists of Mr. DiNapoli (chair), Ms. Yancey and Ms. Zakas. The Nominating and Governance Committee met four times during fiscal 2022. As discussed above, our Board has determined that Mr. DiNapoli, Ms. Yancey and Ms. Zakas are each independent.
The Strategy and Innovation Committee
The Strategy and Innovation Committee was created to serve, at the pleasure of our Board, to provide guidance to management and Company representatives with respect to strategies, opportunities, and initiatives in connection with management’s plans for short-term and long-term strategic growth and value creation.
The current members of the Strategy and Innovation Committee are Messrs. Lewis (Chair), Haas and Smith, and Ms. Yancey. The Strategy and Innovation Committee met four times during fiscal 2022.
Director Nomination Process
Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates from time to time. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future. Our Nominating and Governance Committee encourages all directors, independent or otherwise, to identify potential director nominees. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Nominating and Governance Committee considers relevant.
During the evaluation process, our Nominating and Governance Committee seeks to identify director candidates with the highest personal and professional ethics, integrity, and values. As part of this evaluation process, in considering the needs for our Board, our Nominating and Governance Committee considers the current composition of the Board and seeks diversity on the Board. Currently, 25% of the Board is female and 13% of the Board is racially or ethnically diverse, and if all of the Board’s nominees are elected at the Annual Meeting, 22% of the Board will be female and 22% of the Board will be racially or ethnically diverse. The Nominating and Governance Committee also seeks to identify candidates with meaningful experience in business, sales, and other matters relevant to a company such as ours. In addition, the Nominating and Governance Committee considers factors that it deems appropriate when selecting director nominees, including, without limitation, independence, education, prominence in their profession, accounting and financial expertise, technology expertise, civic and community relationships, industry knowledge and experience, concern for the interests of our stockholders, an understanding of our business and operations, and industry knowledge and expertise. Additionally, our Nominating and Governance Committee requires that director nominees have sufficient time to devote to our business and affairs.

Stockholders may recommend director candidates for consideration by the Nominating and Governance Committee by submitting the individual’s name, qualifications, and the other information set forth in our bylaws applicable to director nominees by stockholders to our Corporate Secretary. See “Communications with the Board of Directors” below. The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., Attn: Law Department, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our Corporate Secretary will, as appropriate:
•
Forward the communication to the director to whom it is addressed, or in the case of communications addressed to the Board of Directors generally, to the Chairman;

•
Attempt to handle the inquiry directly where it is a request for information about us; or

•
Not forward the communication if it is primarily commercial in nature, or if it relates to an improper topic.

Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls, or auditing matters should be sent to the Chair of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” in this proxy statement, and if they meet such requirements, will be promptly forwarded to the Chair of the Nominating and Governance Committee. All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of March 24, 2023 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director and director nominee, (2) each person named in the Summary Compensation Table in this proxy statement, (3) all current executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.
Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. In addition, unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a person has a right to acquire beneficial ownership of within 60 days are deemed to be outstanding for the purpose of computing percentage ownership of such owner; hence, restricted stock units that vest within 60 days of March 24, 2023 (and would settle within 30 days of vesting or retirement from the Board as the case may be) are included, as described below. The percentage ownership calculations are based on 9,061,849 shares of our common stock outstanding on March 24, 2023.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
More than 5% Owners
BlackRock, Inc.(1)	809,468	8.9%
Voss Value Master Fund, L.P.(2)	599,273	6.6%
Tontine Asset Associates, LLC(3)	544,488	6.0%
Punch & Associates Investment Management, Inc.(4)	544,124	6.0%
The Vanguard Group(5)	483,814	5.3%
Non-Employee Directors
Kim S. Fennebresque(6)	107,247	1.2%
Anuj Dhanda(7)	—	—
Dominic DiNapoli(8)	55,127	*
Keith A. Haas(9)	990	*
Mitchell B. Lewis(10)	114,632	1.3%
J. David Smith(11)	43,450	*
Carol B. Yancey(12)	4,542	*
Marietta Edmunds Zakas(13)	990	*
Named Executive Officers
Dwight Gibson	31,958	*
Kelly C. Janzen	47,313	*
Shyam K. Reddy	32,288	*
Kevin A. Henry	2,329	*
All current executive officers and directors as a group (10 persons)	408,908	4.5%

*
Less than one percent

(1)
Based solely on a Schedule 13G/A filed with the SEC on January 25, 2023, by BlackRock, Inc. (“BlackRock”) in which it reported that as of December 31, 2022, it had sole voting power over 792,383 of these shares and sole dispositive power over 809,468 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023, by Voss Value Master Fund, L.P. (“Voss Value Master Fund”), Voss Value-Oriented Special Situations Fund, L.P. (“Voss Value-Oriented Special Situations Fund”), Voss Advisors GP, LLC (“Voss GP”), Voss Capital, LLC

(“Voss Capital”) and Travis W. Cocke (“Mr. Cocke”) which reported that as of December 31, 2022, Voss Value Master Fund had sole voting power and sole dispositive power over 302,500 shares; Voss Value-Oriented Special Situations Fund had sole voting power and sole dispositive power over 40,000 shares; Voss GP, as the general partner of each of Voss Value Master Fund and Voss Value-Oriented Special Situations Fund, had sole voting power and sole dispositive power over (i) 302,500 shares beneficially owned by Voss Value Master Fund and (ii) 40,000 shares beneficially owned by Voss Value-Oriented Special Situations Fund; Voss Capital, as the investment manager of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and certain accounts managed by Voss Capital (the “Voss Managed Accounts”), and Mr. Cocke, as the managing member of each of Voss Capital and Voss GP, each had sole voting power and sole dispositive power over 432,223 and shared voting power and shared dispositive power over 167,500 shares. The address for each of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund, Voss GP and Mr. Cocke is 773 Richmond, Suite 500, Houston Texas 77046.
(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, by (i) Tontine Capital Overseas Master Fund II, L.P. (“TCOM II”) with respect to 452,841 shares directly owned by TCOM II; (ii) Tontine Asset Associates, LLC, (“TAA”), which serves as general partner of TCOM II, with respect to the 452,841 shares directly owned by TCOM II; and (iii) Jeffrey L. Gendell (“Mr. Gendell”) who serves as the Managing Member of TAA, with respect to the 452,841 shares owned directly by TCOM II, and with respect to 101,647 shares owned directly by Tontine Financial Partners, L.P. (“TFP”). Mr. Gendell serves as the Managing Member of Tontine Management, L.L.C. (“TM”) which serves as general partner of TFP. The address for each of TCOM II, TAA and Mr. Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2023, by Punch & Associates Investment Management, Inc.(the “Punch Investor”). The address of the business office of the Punch Investor is 7701 France Ave. So., Suite 300, Edina, MN 55435.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group in which it reported that as of December 31, 2022, it had shared voting power over 18,634 shares, sole dispositive power over 457,370 shares and shared dispositive power over 26,444 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
Mr. Fennebresque’s shares include 102,318 restricted stock units held indirectly through a grantor trust, which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 1,926 restricted stock units that will vest on May 19, 2023, and settle within 30 days thereafter, and 3,003 shares held directly.

(7)
Mr. Dhanda is a nominee for election at the Annual Meeting and is not currently a member of the Board.

(8)
Mr. DiNapoli’s shares include 51,585 restricted stock units held indirectly through a family trust, which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 1,384 restricted stock units which will vest on May 19, 2023, and settle within 30 days thereafter, and 2,158 shares held directly.

(9)
Mr. Haas’s shares are restricted stock units that will vest on May 19, 2023, and settle within 30 days thereafter.

(10)
Mr. Lewis’ shares include 69,764 shares held directly and 43,484 shares held indirectly by a grantor retained annuity trust and 1,384 restricted stock units that will vest on May 19, 2023, and settle within 30 days thereafter.

(11)
Mr. Smith’s shares include 31,908 restricted stock units which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 1,384 restricted stock units which will vest on May 19, 2023, and settle within 30 days thereafter, and 10,158 shares held directly.

(12)
Ms. Yancey’s shares include 1,384 restricted stock units which will vest on May 19, 2023, and settle within 30 days thereafter, and 3,158 shares held directly.

(13)
Ms. Zakas’ shares are restricted stock units that will vest on May 19, 2023, and settle within 30 days thereafter.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following are the executive officers of the Company as of March 24, 2023.
Name	Age	Position
Shyam K. Reddy	48	President and Chief Executive Officer
Kelly C. Janzen	50	Senior Vice President, Chief Financial Officer, and Treasurer
Kevin A. Henry	55	Chief People Officer
Effective March 21, 2023, Mr. Dwight Gibson departed from his role as President and Chief Executive Officer of the Company, and Shyam K. Reddy was appointed by the Board to succeed Mr. Gibson as the Company’s President and Chief Executive Officer. In addition to our President and Chief Executive Officer, Mr. Reddy, whose information can be found under Proposal 1: Election of Directors, set forth below is information about each of our other executive officers.
Kelly C. Janzen, Senior Vice President, Chief Financial Officer, and Treasurer
Ms. Janzen became our Senior Vice President, Chief Financial Officer, and Treasurer, effective
April 2020. She served as Principal Accounting Officer through March 2022 until the appointment of Adam Bowen as Chief Accounting Officer. Prior to joining the Company, Ms. Janzen had the following experience:
•
WestRock — Senior Vice President and Chief Accounting Officer from August 2017 to April 2020.

•
Baker Hughes — Vice-President, Controller and Chief Accounting Officer from September 2016 to July 2017.

•
McDermott International, Inc. — Vice President of Finance and Chief Accounting Officer from December 2014 to August 2016.

•
General Electric — Distributed Power Controller from April 2013 to December 2014; Global Growth and Operations Controller from August 2011 to April 2013; various roles with GE Healthcare, including Assistant Controller, from April 2004 to August 2011; GE Security Controller from October 2000 to April 2004.

Ms. Janzen earned her Bachelor of Science degree in Accounting from Louisiana State University and is a Certified Public Accountant.
Kevin A. Henry, Chief People Officer
Mr. Henry became our Chief People Officer, effective March 1, 2022. Prior to joining the Company, Mr. Henry had the following experience:
•
Extended Stay America — Executive Vice President, Chief of Staff and Chief People Officer from 2021 to 2022; Executive Vice President and Chief Human Resources Officer and from 2014 to 2020.

•
Snyder’s-Lance, Inc. — Chief Human Resources Officer, Communications and Diversity Officer from 2010 to 2014.

•
Coca Cola Bottling Co. Consolidated — Chief Human Resources Officer and Assistant to the President from 2001 to 2010.

•
NCI Resource Management (former subsidiary of First Data Corporation) — Chief Human Resources Officer and Equity Partner from 1997 to 2001.

Mr. Henry serves on the Board of Directors of Saia, Inc., a publicly traded logistics and distribution company. He received a Bachelor of Science in Industrial Labor Relations from Cornell University.

COMPENSATION DISCUSSION AND ANALYSIS
The Human Capital and Compensation Committee of our Board, referred to in this discussion as the “Committee”, is responsible for reviewing, establishing, and approving the compensation of our named executive officers. The Committee is comprised solely of directors that our Board has determined to be independent under applicable SEC and NYSE listing standards.
For fiscal 2022, our named executive officers, and their titles during fiscal 2022, were:
•
Dwight Gibson, President and Chief Executive Officer;

•
Kelly C. Janzen, Senior Vice President, Chief Financial Officer, and Treasurer;

•
Shyam K. Reddy, Senior Vice President, Chief Legal and Sustainability Officer, and Corporate Secretary; and

•
Kevin A. Henry, Chief People Officer, hired effective March 1, 2022.

Effective March 21, 2023, Mr. Gibson departed from his role as President and Chief Executive Officer of the Company, and Mr. Reddy was appointed by the Board to succeed Mr. Gibson as the Company’s President and Chief Executive Officer.
The following discussion and analysis, which was reviewed and approved by the Committee, describes the material elements of our executive compensation programs for our named executive officers. This discussion also provides an overview of our executive compensation objectives and results for fiscal 2022 for our named executive officers.
Compensation Policies and Objectives
Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with those of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to reward executives for their contributions to our short-term and long-term results. Our executive compensation program is based on the following principles:
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Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual’s impact on that performance;

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Performance is measured against pre-established goals, which we believe enhance our executives’ performance; and

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Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

Our 2022 compensation program continued to support the Company’s strategy and emphasize our pay-for-performance philosophy and is designed to incentivize profitable sales and effective use of working capital.
The Committee periodically reviews our executive compensation programs to assess their appropriateness relative to market practices for similar executive positions in our industry. The Committee’s reviews are based on data obtained from consultation with independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information, and the Committee makes revisions to our programs based on those reviews, where appropriate.
At our 2022 Annual Meeting of Stockholders, our stockholders expressed their continued support of our executive compensation programs by approving the non-binding, advisory vote on our executive compensation. More than 94% of votes cast (including abstentions) supported our executive compensation policies and practices. During 2022, we reviewed our executive compensation programs in conjunction with business results and stockholder support of our executive compensation program. Following that review, we continue to believe that our executive compensation programs are designed to support the Company and business strategies in concert with our compensation philosophy described above.

Elements of Compensation
During 2022, compensation for our named executive officers consisted of the following five general components:
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Base salary;

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Annual performance-based cash awards under our Amended and Restated Short-Term Incentive Plan (“STIP”);

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Long-term equity incentive compensation;

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Defined contribution plan; and

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Other perquisite and benefit programs.

The compensation structure for each of our named executive officers is consistent with his or her employment agreement or offer letter, as applicable, and the appropriate mix and amount of compensation for each named executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee. The Committee may increase any component of compensation provided by an employment agreement to any of our named executive officers and the Committee reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation on an annual basis. There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term, incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance, consistent with each executive’s employment agreement or offer letter, as applicable.
Our Chief Executive Officer presents recommendations and proposals on compensation, which are developed in consultation with our Chief People Officer and other Company representatives, to the Committee, including recommended base salaries, recommended structure, target levels, and payout levels for the STIP, and recommended equity awards to executive officers, and management’s rationale for its recommendations. The Committee considers these recommendations before determining compensation.
Base Salary
Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide a base salary because it is standard in the marketplace and provides a stable component of compensation to encourage retention. Base salaries for named executive officers are generally reviewed and approved annually by the Committee. Additionally, periodic salary adjustments are considered by the Committee upon a promotion, change in job responsibility, or when otherwise deemed appropriate for equitable or other reasons. The Chief Executive Officer’s base salary is initially established in his employment agreement, and the Committee consults with the Chief Executive Officer regarding the salaries of the other named executive officers. The Committee primarily considers the recommendations of the Chief Executive Officer, market data, a general review of the executive’s compensation (individually and relative to the other executives), and the individual performance of the executive and then approves base salary as to the named executive officer.
The following table sets forth the base salaries earned by our named executive officers for fiscal 2022.
Officer	Base Salary ($)
Dwight Gibson	759,615
Kelly C. Janzen	517,308
Shyam K. Reddy	501,985
Kevin A. Henry(1)	426,038

(1)
Represents the pro rata portion of Mr. Henry’s base salary of $530,000 per year.

Annual Bonuses
We utilize cash bonuses under the STIP as an incentive to promote achievement of individual and Company performance goals. This component of compensation places more emphasis on our annual financial performance and the potential rewards associated with future performance of the Company and the individual executive. Annual bonuses are determined pursuant to the Company’s STIP and are designed to:
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Support our strategic business objectives;

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Promote the attainment of specific financial goals;

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Reward achievement of specific performance objectives; and

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Encourage teamwork.

Under the STIP, an annual bonus pool is established and funded based solely on performance as measured against established business and/or financial goals at different levels of the Company’s operating structure. The Committee establishes the bonus pool based on Company performance. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current base salary) and the extent to which the Company and/or such participant’s operating group(s) meets the established business and/or financial goals. Each of the named executive officers is a participant in the STIP, and their annual bonuses are subject to adjustment by the Committee, at its discretion, based on the executive’s individual performance and contribution to the Company during the applicable fiscal year. The threshold, target, and maximum bonus percentages for fiscal 2022 for each of the named executive officers as a percentage of each executive’s base salary were as follows:
Officer	Threshold	Target	Maximum
Dwight Gibson	50%	100%	200%
Kelly C. Janzen	40%	80%	160%
Shyam K. Reddy	40%	80%	160%
Kevin A. Henry	40%	80%	160%
Generally, the Committee sets the target levels for financial performance metrics for the STIP in alignment with the Company’s strategic plan. In making the annual determination of the threshold, target, and maximum levels, the Committee may consider specific circumstances facing the Company during the applicable fiscal year. For fiscal 2022, 60% of a named executive officer’s potential STIP award was based on corporate earnings before interest, tax, depreciation, and amortization targets, as adjusted, for non-cash items and other items that are allowed at the discretion of the Committee (“Adjusted EBITDA”) and the remaining 40% was based on return on working capital (“ROWC”). These objectives are measured separately against threshold, target, and maximum goals. For fiscal 2022, the threshold, target, and maximum goals were as follows:
Performance Metric	Threshold	Target	Maximum
Adjusted EBITDA(1) (in millions)	$323M	$380M	$760M
ROWC(2)	34%	40%	80%

(1)
Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the operating performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and expenses related to our merger and acquisition activities, inclusive of expenses for pursuits that do not result in closed transactions, gains or losses on sales of properties, amortization of deferred gains on real estate, and expenses associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, non-recurring, non-operating items. Adjusted EBITDA is not a presentation made in accordance with GAAP and is not intended to present a superior measure of the financial condition from those determined under GAAP.

(2)
ROWC is a non-GAAP measure that we calculate as trailing twelve months’ Adjusted EBITDA divided by the sum of the trailing twelve months’ average of accounts receivable plus inventories less accounts payable and bank overdrafts. ROWC is used by management to evaluate the efficiency and effectiveness of our use of working capital.

At performance metrics equaling threshold, the executive will earn 50% of their annual bonus target payout. At target performance metrics, the executive will earn 100% of their annual bonus target payout, and at performance metrics at or above maximum, the executive will earn 200% of their annual bonus target payout. During fiscal 2022, the Company achieved Adjusted EBITDA and ROWC levels between target and maximum, with an Adjusted EBITDA of $474.5 million and ROWC of 63.3%, which resulted in an overall payout level equal to a payout of 138% of target bonus, which was paid in March 2023. The amount of bonus compensation earned by each of the named executive officers under the Company’s STIP in connection with fiscal 2022 is described under “Compensation of Executive Officers.”
For fiscal 2023, the Committee maintained the same financial performance metrics and relative weightings for the STIP for executive officers.
Long-Term Equity Incentive Plan
The purpose of our Long-Term Equity Incentive Plan, or LTIP, is to provide an incentive to our employees to work towards the achievement of our long-term performance goals. A further purpose of the LTIP is to provide a means through which to attract individuals to become employees of the Company by providing these individuals with stock ownership. We also consider the program a key retention tool. For these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders. The Committee retains the discretion to set the date on which LTIP awards will be made to executives and management and has the discretion to make additional LTIP grants at any time during the year.
In making decisions regarding long-term equity incentive awards for named executive officers, the Committee reviews the comparable equity award data for similar positions in our industry, market data, and data from Meridian, and considers other relevant factors, including the terms of any applicable employment agreement or offer letter.
On June 30, 2022, our named executive officers received performance-based restricted stock unit awards and time-based restricted stock unit awards under our LTIP. Each restricted stock unit subject to the awards represents a contingent right to receive one share of BlueLinx Holdings Inc. common stock. The number of shares of stock that will vest under the performance-based restricted stock unit awards is dependent on the Company’s cumulative Adjusted EBITDA and average ROWC over the three-year period following the date of grant, with 30% of the target units vesting if threshold performance is achieved, 100% of the target units vesting if target performance is achieved, and up to 200% of the target units vesting if maximum performance is achieved. The shares will vest on the date the Committee certifies performance following the end of the three-year performance period, subject to continued service through the applicable vesting date. The time-based restricted stock units vest in equal installments on each of the three annual anniversaries of the date of grant. These grants are generally subject to continued service through the applicable vesting dates. The table shows the number of performance-based and time-based restricted stock units granted to the named executive officers in fiscal 2022.
Officer	Performance- Based RSU’s (Target)	Time-Based RSU’s	Total
Dwight Gibson	15,300	15,300	30,600
Kelly C. Janzen	4,016	4,016	8,032
Shyam K. Reddy	3,880	3,881	7,761
Kevin A. Henry	4,055	4,054	8,109

The Committee considered the total dollar value of each named executive officer’s award, the economic environment at the time the grants were approved, and the shares available for grant under the LTIP when approving the grant, and the value of these awards took into account the volatility of the market price of our common stock prior to the date of the grant.
Defined Contribution Plan
The Company provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan, including matching contributions for all salaried employees. The named executive officers participate in the plan on the same terms as our other participating salaried employees, and we believe that these benefits are analogous to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans for its named executive officers.
Perquisites and Other Personal Benefits
The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable, competitive in the market, and consistent with its overall compensation program, to better enable the Company to attract and retain superior employees for key positions. The named executive officers may be provided benefits such as a car allowance, life insurance, an executive physical exam, and reimbursement for relocation expenses, as applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Costs of the perquisites and personal benefits described above for the named executive officers for fiscal 2022 that meet the threshold established by SEC regulations are included in the 2022 Summary Compensation Table in the “All Other Compensation” column. See “Compensation of Executive Officers.”
Role of Management and Compensation Consultant
The Committee regularly consults with management regarding employee compensation matters, and our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers; however, our Chief Executive Officer does not make a recommendation to the Committee for his own compensation.
The Committee also considers market factors in making decisions about our compensation program, and the Committee has the authority to retain independent consultants and other advisors. In this regard, the Committee retained Meridian to periodically advise it on executive compensation matters and to provide compensation recommendations as to our executive officers. In selecting Meridian, the Committee assessed Meridian’s independence, including the potential for conflicts of interests as required by NYSE listing requirements, and concluded that Meridian was independent and free from potential conflicts of interest.
The Committee and the Company periodically discuss compensation issues and solicit compensation advice and data from Meridian. During 2022, Meridian provided the Human Capital and Compensation Committee with market data to assist with establishing compensation for our CEO. It also provided strategic consulting services with respect to compensation programs as well as other topics requested by the Committee. The Committee periodically reviews benchmarking studies and external market data from peer companies, and this data is among many of the variables considered by the Committee when making compensation decisions. Although management, our compensation consultant, and other invitees at Committee meetings may participate in discussions and provide input, final decisions on compensation for our named executive officers are solely the responsibility of the Committee.
Employment Agreements and Offer Letters
We use employment agreements and offer letters to attract and/or retain certain executive officers. We primarily serve the housing and repair and remodeling industries, which are historically cyclical industries, and these agreements have assisted us in attracting and retaining top executive talent by providing some degree of certainty in light of these major industry cycles. In addition, the Committee believes these agreements and letters have been useful in securing executive talent for the long-term benefit of the Company and our stockholders. The Committee, with assistance from our human resources department and legal counsel, establishes and negotiates the terms of our executive employment arrangements, which may take the form of an executive employment agreement or an offer letter. Our executive employment arrangements also include confidentiality, non-competition, and non-solicitation provisions, all for the benefit of the Company. To the extent an executive has an offer letter, then the executive will also be party to a separate restrictive covenant agreement that provides for these confidentiality, non-competition, and non-solicitation provisions. Consistent with our compensation philosophy, the employment agreements and offer letters provide for a significant component of each executive’s annual compensation to be variable, with cash bonuses under our STIP being paid based on Company performance against pre-established financial or operational goals. Additionally, the value of annual equity compensation is determined by our common stock price, so our executives’ interests are aligned with those of our stockholders in this regard.
Agreements with Mr. Gibson
Prior Employment Agreement
On April 15, 2021, we entered into an employment agreement with Mr. Dwight Gibson, which was amended on June 24, 2021, to make certain technical corrections. Under the employment agreement, Mr. Gibson was entitled to receive an annual base salary of $725,000, and he received a one-time relocation and sign-on bonus in 2021 of $200,000. Mr. Gibson also participated in the Company’s STIP with an annual cash target bonus opportunity of 100% of his base salary, based upon satisfaction of performance goals and bonus criteria defined by the Human Capital and Compensation Committee each fiscal year. Under the employment agreement, Mr. Gibson’s annual cash bonus for 2021 was pro-rated to equal seven-twelfths (7/12) of the actual 2021 bonus performance, with a minimum bonus of $536,000. The employment agreement also provided that Mr. Gibson was eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive programs, as deemed appropriate by the Committee.
Under the employment agreement, Mr. Gibson received sign-on equity awards of restricted stock units covering (i) 43,290 shares of the Company’s common stock, which vested on June 7, 2022, and (ii) 43,290 additional shares of the Company’s common stock, vesting in three equal installments over a three-year period commencing on June 7, 2021, in each case, subject to his continued employment on the date of vesting. Subsequent annual awards of restricted stock units were to be determined in the Committee’s sole discretion.
The initial term of Mr. Gibson’s employment agreement was set to expire on June 7, 2023.
Under Mr. Gibson’s employment agreement, for termination without “cause” or resignation for “good reason,” each as described in the employment agreement, Mr. Gibson was entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the termination, any earned but unpaid annual bonus for the fiscal year prior to the year in which the termination occurs, and continued coverage at active employee rates for one year after termination under the Company’s medical and dental plans (or reimbursement of Mr. Gibson’s cost of such coverage). In addition, and as described in Mr. Gibson’s employment agreement, for termination without cause or resignation for good reason, all of his unvested time-vested equity awards would automatically vest, and all of his unvested performance-based equity awards would remain outstanding and vest in accordance with their terms and the actual performance of the Company.
As a condition to receiving the severance payments described above, Mr. Gibson must sign a release of claims against the Company and must comply with the restrictive covenants in his employment agreement, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Separation and Release Agreement
On March 21, 2023, Mr. Dwight Gibson departed from his role as our President and Chief Executive Officer and stepped down as a member of the Board. In connection with his departure, we entered into a Separation and Release Agreement with Mr. Gibson. Mr. Gibson’s departure was treated as a termination without cause, and this separation and release agreement confirmed the severance benefits and post-termination obligations under his employment agreement and included a customary release of claims.

Agreements with Ms. Janzen
On March 2, 2020, we entered into an employment agreement with Ms. Kelly C. Janzen, our Senior Vice President, Chief Financial Officer, and Treasurer that became effective on April 13, 2020. The current term of the agreement will expire on April 13, 2024, and will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date.
The employment agreement provides for an initial base salary of $475,000 per year, subject to an increase at the discretion of the Committee, and Ms. Janzen received a signing bonus of $50,000 in connection with entering into her employment agreement. Ms. Janzen is also eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with an annual target of 80% of her base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee for each fiscal year. For fiscal 2020, pursuant to her employment agreement, Ms. Janzen’s cash bonus was pro-rated to equal 75% of the actual 2020 bonus performance, with a minimum payout of 75% of her 2020 annual bonus target, with such bonus guaranteed to be paid regardless of actual performance if Ms. Janzen was employed by the earlier of the date such bonuses are paid or March 15, 2021. In connection with entry into her employment agreement, Ms. Janzen also received a special equity grant of 13,000 restricted stock units, with 6,500 vesting on February 1, 2021, and the other 6,500 vesting on February 1, 2022. Also pursuant to the employment agreement, if the value of the special equity grant was less than $200,000 as of the grant date, Ms. Janzen would be entitled to an additional cash payment equal to the difference between the grant date value of the restricted stock units and $200,000. As of the grant date, the 13,000 restricted stock units were valued at $59,540, which meant Ms. Janzen was entitled to an additional cash payment of $140,460, which was paid on May 1, 2020. The employment agreement provides that Ms. Janzen is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans. Additionally, pursuant to her employment agreement, Ms. Janzen received a grant of 65,881 time-based restricted stock units on June 8, 2020.
If Ms. Janzen’s employment is terminated without “cause” or she resigns for “good reason,” each as described in the employment agreement, Ms. Janzen will be entitled to, among other things, continued payment of Ms. Janzen’s base salary for one year, a payment equal to a pro-rata portion of her annual target bonus for the performance year in which the termination occurs, and continued coverage at active employee rates for one year after termination under the Company’s medical and dental plans (or reimbursement of Ms. Janzen’s cost for such coverage). Ms. Janzen’s time-vested equity awards would be forfeited in accordance with the applicable award agreements.
Under the employment agreement, in the event Ms. Janzen’s employment is terminated without “cause” or she resigns for “good reason” in connection with or within 24 months after a change in control of the Company, then in lieu of the benefits described in the immediately preceding sentence, Ms. Janzen will be entitled to receive, among other things, continued payment of Ms. Janzen’s base salary for two years, a payment equal to a pro-rata portion of her annual target bonus for the performance year in which the termination occurs and continued medical and dental coverage at active employee rates for 18 months after termination (or reimbursement of Ms. Janzen’s cost of such coverage). In addition, in accordance with the terms of each applicable award agreement, Ms. Janzen’s outstanding equity awards would immediately vest on the date of such termination of employment.
As a condition to receiving the severance payments described above, Ms. Janzen must sign a release of claims against the Company and must comply with the restrictive covenants in her employment agreement, including covenants prohibiting her from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Agreements with Mr. Reddy
Prior Employment Agreement; Transition Agreements
On May 3, 2017, we entered into an employment agreement with Mr. Shyam K. Reddy. The employment agreement provided for an initial base salary, subject to increase at the discretion of the Committee, and an annual bonus pursuant to the terms of the Company’s STIP, with an annual bonus potential target, performance goals and bonus criteria to be defined and approved by the Committee for each fiscal year.

The employment agreement provided that Mr. Reddy was eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans. Mr. Reddy’s employment agreement was amended as of June 1, 2018, to add a restrictive covenant regarding the solicitation of vendors, which was in addition to the other restrictive covenant obligations already set forth in the employment agreement.
On September 29, 2022, we entered into a transition agreement with Mr. Reddy pursuant to which he would end his employment with the Company effective December 31, 2022 (the “separation date”). Under the transition agreement, Mr. Reddy would continue to serve in the role of Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary until his replacement was appointed, and thereafter he would cease to be an officer of the Company and would provide transition services through the separation date. Under the transition agreement, in addition to regular salary and benefits, we agreed to provide the following to Mr. Reddy: (i) accelerated vesting on the separation date of 21,821 time-based restricted stock units that were scheduled to vest in fiscal 2023 and beyond; (ii) a lump sum payment of $507,264, which was equivalent to Mr. Reddy’s then-current annual base salary, and was paid in March 2023; and (iii) the bonus payable to him under the terms of the Company’s STIP for fiscal year 2022, which also was paid in March 2023. We also agreed to ensure that 3,880 performance-based restricted stock units granted to Mr. Reddy in fiscal 2022 would continue to vest and, to the extent vested, be settled in shares of Company common stock in the same manner and at the same time in fiscal year 2025 as if Mr. Reddy had remained employed by us.
On December 23, 2022, we amended the transition agreement with Mr. Reddy to, among other things, extend the separation date to June 30, 2023, and provide Mr. Reddy with certain additional compensation to retain him during this extended transition period. Under the amended transition agreement, we agreed to provide the following to Mr. Reddy: (i) a base salary of $525,000 and regular executive benefits during the extended transition period; (ii) a lump sum retention payment of $200,000; (iii) a payment equal to the value of his accrued and unused 2022 paid time off; (iv) 50% of his target bonus payable under the terms of the Company’s STIP for fiscal 2023 with a target bonus percentage of 80% of his annual base salary; and (v) a grant of 4,745 time-based restricted stock units, vesting ratably on March 31, 2023, and June 30, 2023.
The payments and benefits paid and due to be paid to Mr. Reddy pursuant to the transition agreement and amended transition agreement were in lieu of any payments, severance or other benefits described in his employment agreement, and any other amounts owed to him upon the termination of his employment relationship with us.
New Employment Agreement
In connection with his appointment as our President and Chief Executive Officer on March 21, 2023, we entered into a new employment agreement with Mr. Reddy under which he will receive an annual base salary of $775,000. Mr. Reddy will also participate in the Company’s STIP with an annual cash target bonus opportunity of 100% of his base salary, and for 2023, Mr. Reddy’s annual bonus will be prorated for the portion of the year in which he served in his prior transitional role. Under his new employment agreement, Mr. Reddy will also be eligible to participate in the Company’s long-term incentive programs, and for 2023, he will have target long-term incentive program awards with an aggregate grant value equal to $2,500,000, consisting of a mixture of time- and performance-based awards, consistent with similarly situated executives. The new employment agreement also provides that Mr. Reddy is eligible to participate in all benefit programs for which senior executives generally are eligible.
In addition, the new employment agreement provides that Mr. Reddy will be eligible to receive a separation benefit of 200% of his annual base salary and one year of continued healthcare coverage if he is terminated without “cause” or resigns from the Company voluntarily for “good reason”, and will be eligible to receive a separation benefit of 200% of the sum of his annual base salary and target annual bonus, as well as 18 months of continued healthcare coverage in the event of a qualifying termination following a “change in control” of the Company, in each case subject to his execution of a release of claims against the Company. The new employment agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Reddy. In addition, if Mr. Reddy’s employment is terminated without cause or he resigns for good reason, Mr. Reddy’s unvested time-vested equity awards will automatically vest and all of his unvested performance equity awards will remain outstanding and vest in accordance with their terms and the Company’s actual performance. In the event of a qualifying termination following a “change in control” of the Company, Mr. Reddy’s unvested performance equity awards will vest at the greater of target or actual performance, extrapolated as of the “change in control” termination through the end of the applicable performance period, provided that at least one year of the grant’s performance period has been completed as of the “change in control” termination.
The initial term of Mr. Reddy’s employment under the new employment agreement expires on March 21, 2025, with the agreement automatically extending for successive one-year terms unless we provide Mr. Reddy written notice of non-extension at least 90 days prior to the expiration of the initial term or any successive term. The new employment agreement also provides that the Board will take such action as may be necessary to appoint or elect Mr. Reddy as a member of the Board.
The new employment agreement expressly canceled and superseded Mr. Reddy’s prior employment agreement, transition agreement and amended transition agreement, subject to certain exceptions. In addition, under the new employment agreement, Mr. Reddy waived all rights and entitlements to all unpaid or future payments and benefits contemplated by the amended transition agreement, and agreed to refund to the Company the $507,264 lump sum payment that he received in March 2023, and the lump sum payment that he received from the Company for healthcare premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985.
Agreements with Mr. Henry
On February 9, 2022, we entered into an employment offer letter with Mr. Kevin Henry, our Chief People Officer, that became effective on March 1, 2022. The offer letter provides that Mr. Henry’s initial annual base salary would be $530,000. Mr. Henry also received a one-time relocation and signing bonus in the amount of $200,000.
Under his offer letter, Mr. Henry is also eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with a target of 80% of his base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee for each fiscal year. For calendar year 2022 only, Mr. Henry’s cash bonus was guaranteed at no less than 50% of his 2022 target annual bonus as long as he remained employed through the date such bonuses are paid.
Pursuant to his offer letter, on March 15, 2022, Mr. Henry also received an equity grant of 10,000 restricted stock units, which vest ratably in annual installments over a three-year period, and on June 30, 2022, he received an additional equity award of 4,054 restricted stock units, which vest ratably in annual installments over a three-year period. Subsequent annual awards of restricted stock units are to be determined in the Committee’s sole discretion.
The offer letter also provides that Mr. Henry is eligible to participate in all benefit programs for which senior executives generally are eligible, including insurance, vacation and other benefits.
In accordance with the offer letter, in the event Mr. Henry’s employment terminates without “cause” or he resigns for “good reason”, Mr. Henry will be entitled to, among other things, a payment equal to one times his base salary in effect immediately prior to his employment termination date and a pro rata portion (based on days of employment during the performance year) of his annual bonus at target achievement for the performance year in which his termination occurs. Any unvested portion of the Initial Grant will (i) vest and become non-forfeitable in the event of termination without “cause” and (ii) be forfeited in the event of any resignation or termination other than one without “cause.” Any other time-vested and performance-vested equity awards would be forfeited in accordance with the applicable award agreements.
In accordance with the offer letter, in the event Mr. Henry’s employment ends as a result of a change in control termination, Mr. Henry will be entitled to a payment equal to two times his annual base salary in effect immediately prior to his employment termination date plus a pro rata portion (based on days of employment during the performance year) of his annual bonus at target achievement for the performance year in which his termination occurs. Additionally, any equity awards under the Plan will be subject to the change in control terms in his equity award agreements and the Plan, as applicable.

As a condition to receiving the severance payments described above, Mr. Henry must sign a release of claims against the Company and must comply with the restrictive covenants he has entered into, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Clawback Provisions
We maintain clawback provisions relating to bonus or incentive-based or equity-based compensation in any executive employment agreements and offer letters we have with our executive officers. Under these clawback provisions, in the event of an accounting restatement as a result of misconduct, the executive must reimburse the Company for certain compensation and profits previously received in the year following the original filing of the restated financial statements.
Risk Analysis of Compensation Program
The Committee reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk taking that reasonably could have a material adverse effect on the Company. The Committee focused its review on incentive awards under our STIP and LTIP as the elements that could incentivize risk taking. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, the Committee believes that the Company’s compensation program is appropriately balanced. The Committee believes that the mix of short-term and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains ultimately could jeopardize not only the Company’s ability to meet the long-term performance objectives, but also appreciation in the Company’s stock price. In addition, the Committee believes that the establishment of reasonable performance goals, and the capping of payouts for the performance-based STIP and LTIP compensation components further reduce any risk-taking incentive that may be associated with these compensation elements. Further, the Committee believes that our executive stock ownership guidelines align executives with the long-term health of our Company. As a result, the Committee does not believe that our compensation program incentivizes unreasonable risk taking.
Internal Revenue Code Section 162(m)
In connection with its determination of the various elements of compensation for our executive officers, the Human Capital and Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to $1 million annually for any person who was either the Company’s Chief Executive Officer or Chief Financial Officer at any time during that fiscal year or was one the Company’s three other most highly compensated executive officers for such fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the version of Section 162(m) in effect at that time. Notwithstanding Section 162(m), the Human Capital and Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.
HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Human Capital and Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
J. David Smith, Chair
Kim S. Fennebresque
Keith A. Haas

COMPENSATION OF EXECUTIVE OFFICERS
2022 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for fiscal 2022, 2021 and 2020, as applicable, awarded to our named executive officers. Effective March 21, 2023, Mr. Gibson departed from his role as President and Chief Executive Officer of the Company and Mr. Reddy was appointed by the Board to succeed Mr. Gibson as the Company’s President and Chief Executive Officer.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Dwight Gibson, President and Chief Executive Officer(2)	2022	759,615	—	2,044,386	1,071,050	25,890	3,900,941
	2021	390,385	200,000	3,849,347	836,538	7,594	5,283,864
Kelly C. Janzen, Chief Financial Officer, Treasurer, Senior Vice President(3)	2022	517,308	—	536,618	580,440	7,019	1,641,385
	2021	492,308	—	404,186	800,000	7,394	1,703,888
	2020	319,712	190,460	651,151	523,521	6,762	1,691,606
Shyam K. Reddy, Senior Vice President, Chief Legal and Sustainability Officer, and Corporate Secretary(4)	2022	501,985	—	1,510,944	560,831	6,980	2,580,740
	2021	482,384	—	396,183	784,176	7,126	1,669,869
	2020	453,375	—	323,280	714,802	7,269	1,498,726
Kevin A. Henry, Chief People Officer(5)	2022	426,038	200,000	1,422,062	495,819	4,735	2,548,654

(1)
Amounts reflect the aggregate grant date fair value of time-based RSU awards and/or performance-based RSU awards (as applicable) granted in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. The awards were granted under the LTIP. For performance-based RSU awards granted to our named executive officers in 2022, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares granted to each of our named executive officers in 2022, assuming the highest level of achievement of the performance conditions, was $2,044,386 for Mr. Gibson, $536,618 for Ms. Janzen, $474,291 (as modified) for Mr. Reddy, and $541,829 for Mr. Henry. Stock awards generally vest in various increments over multi-year periods and are, in some cases, contingent on the satisfaction of certain performance conditions. As a result, awards accounted for using the grant date fair value may not be indicative of the ultimate value the executive may receive under these grants. Mr. Reddy’s stock award value for 2022 reflects the incremental fair value of his modified awards pursuant to his transition agreement described under the heading “Employment Agreements and Offer Letters — Agreements with Mr. Reddy”.

(2)
Mr. Gibson’s employment commenced on June 7, 2021, and the amount reflected as his salary for 2021 represents his pro rata salary for that year. The amount under “Bonus” represents Mr. Gibson’s relocation and sign-on bonus provided under the employment agreement. Mr. Gibson’s “Non-Equity Incentive Compensation” amount for fiscal 2022 consists of a STIP payment of $1,071,050 which was paid in fiscal 2023.

The amount set forth under “All Other Compensation” for fiscal 2022 includes (i) $15,385, Mr. Gibson’s annual auto allowance; (ii) $2,881 in Company-paid life insurance premiums on behalf of Mr. Gibson and (iii) the amount of $7,625 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2021 includes (i) $6,154, the prorated portion of Mr. Gibson’s auto allowance; and (ii) $1,440 in Company-paid life insurance premiums on behalf of Mr. Gibson.

(3)
Ms. Janzen’s “Non-Equity Incentive Compensation” amount for fiscal 2022 consists of a STIP payment of $580,440, which was paid in fiscal 2023.

The amount set forth under “All Other Compensation” for fiscal 2022 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Janzen and (ii) the amount of $6,875 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2021 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Janzen and (ii) the amount of $7,250 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2020 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Janzen and the amount of $6,668 for Company matching contribution to the 401(k) plan.
(4)
Mr. Reddy’s “Non-Equity Incentive Compensation” amount for fiscal 2022 consists of a STIP payment of $560,381, which was paid in fiscal 2023.

The amount set forth under “All Other Compensation” for fiscal 2022 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy and (ii) the amount of $6,836 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2021 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy and (ii) the amount of $6,982 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2020 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy and (ii) the amount of $7,125 for Company matching contributions to the 401(k) plan.
(5)
Mr. Henry’s employment commenced on March 1, 2022, and the 2022 salary amount above represents his pro rata salary for 2022. The amount under “Bonus” for 2022 represents Mr. Henry’s one-time relocation and signing bonus provided under his employment offer letter. Mr. Henry’s “Non-Equity Incentive Compensation” amount for fiscal 2022 consists of a STIP payment of $495,819; which was paid in fiscal 2023.

The amount set forth under “All Other Compensation” for fiscal 2022 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Henry and (ii) the amount of $4,618 for Company matching contributions to the 401(k) plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022
The Committee granted short-term cash incentive awards under our STIP, and time-based and performance-based restricted stock units under our LTIP, to our named executive officers during 2022. Set forth below is information regarding awards granted in 2022.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dwight Gibson
STIP		387,500	775,000	1,550,000
PRSUs	6/30/2022				4,590	15,300	30,600		1,022,193
RSUs	6/30/2022							15,300	1,022,193
Kelly C. Janzen
STIP		210,000	420,000	840,000
PRSUs	6/30/2022				1,205	4,016	8,032		268,309
RSUs	6/30/2022							4,016	268,309
Shyam K. Reddy
STIP		202,906	405,811	811,622
PRSUs	6/30/2022				1,164	3,880	7,760		237,146(5)
RSUs	6/30/2022							3,881	237,207(5)
									1,036,578(6)
Kevin A. Henry
STIP		212,000	424,000	848,000
RSUs	3/15/2022							10,000	880,300
PRSUs	6/30/2022				1,217	4,055	8,110		270,915
RSUs	6/30/2022							4,054	270,848

(1)
Represents the amounts that could be earned with respect to fiscal 2022 under our STIP based on performance against pre-determined goals for Adjusted EBITDA and ROWC, measured on a Company-wide basis. The amounts actually earned are included in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table.

(2)
Represents the performance-based RSUs granted to our named executive officers in 2022 under our LTIP.

(3)
Represents the time-based RSUs granted to our named executive officers in 2022 under our LTIP.

(4)
Represents the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718.

(5)
Mr. Reddy’s 2022 stock awards were modified in conjunction with his transition agreement which is described under the heading “Employment Agreements and Offer Letters — Agreements with Mr. Reddy”. The grant date fair value shown in the table above reflects the modified grant date fair value.

(6)
This amount represents the incremental fair value related to the accelerated vesting of certain RSUs granted in prior years pursuant to Mr. Reddy’s transition agreement which is described under the heading “Employment Agreements and Offer Letters — Agreements with Mr. Reddy”.

2022 OUTSTANDING EQUITY AWARDS AT YEAR END
The following table sets forth certain information with respect to unexercised and/or unvested equity awards held on December 31, 2022, by each of our named executive officers.
	Option/SAR Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Dwight Gibson(4)	—	—	—	—	44,160	3,140,218	15,300	1,087,983
Kelly C. Janzen(5)	—	—	—	—	32,036	2,278,080	4,016	285,578
Shyam K. Reddy(6)	—	—	—	—	4,745	337,417	3,880	275,907
Kevin A. Henry(7)	—	—	—	—	14,054	999,380	4,055	288,351

(1)
The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates. See “Payments Upon Certain Events of Termination or Change in Control” and “Employment Agreements and Offer Letters” for information regarding any accelerated vesting in connection with these awards.

(2)
The market value of these awards was computed based on the closing price of our common stock on December 30, 2022, of $71.11.

(3)
Consists of performance-based restricted stock units (RSUs) granted on June 30, 2022. These 2022 performance-based RSUs vest on the date the Committee determines that the Company has achieved a three-year cumulative Adjusted EBITDA of at least $730 million over the performance period from the beginning of the Company’s third fiscal quarter of 2022 through the end of the Company’s second fiscal quarter of 2025, generally subject to the executive’s continued service with the Company through the vesting date. See “Payments Upon Certain Events of Termination or Change in Control” and “Employment Agreements and Offer Letters” for information regarding any accelerated vesting in connection with these awards.

(4)
Mr. Gibson’s award opportunities as of December 31, 2022, consisted of 44,160 time-based restricted stock units, all of which vested on March 29, 2023, pursuant to the terms of his separation and release agreement. Mr. Gibson’s award opportunities also consisted of 15,300 performance-based RSUs. See “Employment Agreements and Offer Letters — Agreements with Mr. Gibson” for more information.

(5)
Ms. Janzen’s award opportunities as of December 31, 2022, consisted of 32,036 time-based restricted stock units that vest as follows: 21,960 that vest in June 2023; 6,060 that vest in two equal annual installments commencing June 2023; and 4,016 that vest in three equal annual installments commencing June 2023. Ms. Janzen’s award opportunities also consisted of 4,016 performance-based RSUs.

(6)
Mr. Reddy’s award opportunities as of December 31, 2022, consisted of 4,745 time-based restricted stock units that vest as follows: 2,372 that vested in March 2023; and 2,373 that vest in June 2023. Mr. Reddy’s award opportunity also consisted of 3,880 performance-based RSUs.

(7)
Mr. Henry’s award opportunities as of December 31, 2022, consisted of 14,054 time-based restricted stock units that vest as follows: 10,000 that vest in three equal annual installments commencing March 2023 and 4,054 that vest in three equal annual installments commencing June 2023. Mr. Henry’s award opportunities also consisted of 4,055 performance-based RSUs.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2022
The following table provides information for the named executive officers regarding (i) Company stock option exercises during 2022, including the number of shares acquired upon exercise and the value realized and (ii) the number of shares acquired upon the vesting of Company stock awards, each before payment of any applicable withholding tax.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Dwight Gibson	—	—	57,720	5,229,432
Kelly C. Janzen	—	—	31,491	2,597,810
Shyam K. Reddy(2)	—	—	55,199	4,200,750
Kevin A Henry	—	—	—	—

(1)
Reflects the value of shares that vested based on the closing price of our common stock on the applicable vesting date.

(2)
Includes 21,821 time-based RSUs that vested on December 31, 2022, pursuant to the terms of Mr. Reddy’s transition agreement. See “Employment Agreements and Offer Letters — Agreements with Mr. Reddy” for more information.

Payments Upon Certain Events of Termination or Change in Control
As described above under “Compensation Discussion and Analysis — Employment Agreements and Offer Letters”, our named executive officers are entitled to receive payments in connection with the termination of their employment by the Company, and certain equity awards may be subject to accelerated vesting, in certain circumstances including in the event of a change in control of the Company. The tables that follow below describe these payments and the treatment of these awards under various circumstances as if they occurred on and as of December 31, 2022.
As of December 31, 2022, Mr. Reddy had entered into an amended transition agreement with the Company in connection with his planned separation from the Company. The amended transition agreement fixed and set forth the payments to be made, and the treatment of equity awards, for Mr. Reddy as a result of that planned separation. In addition, while Mr. Reddy’s new employment agreement provides, among other things, for certain payments and treatment of equity awards in connection with the termination of his employment in certain circumstances, that agreement was not entered into until March 21, 2023, in connection with his appointment as our President and Chief Executive Officer, and therefore the terms are not included in the tables below. See “Employment Agreements and Offer Letters — Agreements with Mr. Reddy”.
While payments that would have been made to, and the treatment of equity awards held by, Mr. Gibson as of December 31, 2022, under these various circumstances and scenarios are included in the tables that follow, on March 21, 2023, Mr. Gibson and the Company entered into a separation and release agreement that fixed and set forth the actual payments that have been, and will be, made to Mr. Gibson in connection with his departure from the Company. See “Compensation Discussion and Analysis — Employment Agreements and Offer Letters — Agreements with Mr. Gibson”.

Termination by the Company “without cause” or by the executive for “good reason”
The following table describes the salary, bonus, continuing medical coverage, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to each of our named executive officers in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements or offer letters) or by the executive for “good reason” (as defined in their respective employment agreements or offer letters) on December 31, 2022. Such amounts would be payable pursuant to the terms of the agreements or offer letters with the Company as described in the footnotes to the table as well as above under “Employment Agreements and Offer Letters”.
Name	Salary and Bonus ($)(1)	Continuing Medical Coverage ($)(2)	Value of Time-Based Restricted Stock Units ($)(3)(4)	Value of Performance- Based Restricted Stock Units ($)(3)(5)	Total ($)
Dwight Gibson	1,550,000	24,249	3,140,218	1,087,983	5,802,450
Kelly C. Janzen	1,105,440	18,490	—	—	1,123,930
Shyam K. Reddy	1,471,000	18,490	574,624	275,907	2,340,021
Kevin A. Henry	730,000	—	711,100	—	1,441,100

(1)
For Mr. Gibson represents two times his then-current base salary. For Ms. Janzen and Mr. Henry represents one year of then-current base salary plus the pro-rata portion of the annual target bonus for the performance year in which the termination occurred. For Mr. Reddy represents cash payments due pursuant to his amended transition agreement. Mr. Reddy would also be entitled to payment for any unused vacation days from 2022 pursuant to his amended transition agreement.

(2)
Represents the cost of COBRA premiums for Messrs. Gibson and Reddy and Ms. Janzen (and, if applicable, his or her dependents) to continue participation in the Company’s medical, dental, and vision plans for twelve months following termination of employment.

(3)
The value of these awards was computed based on the closing price of our common stock on December 30, 2022, of $71.11.

(4)
Mr. Gibson’s unvested time-based restricted stock units would vest. Ms. Janzen’s unvested time-based restricted stock units would be forfeited. Mr. Reddy’s time-based units would vest in accordance with his amended transition agreement. Mr. Henry’s unvested initial equity grant of 10,000 time-based restricted stock units would vest immediately and all of his unvested equity awards granted thereafter would be forfeited in accordance with the applicable award agreements.

(5)
Mr. Gibson’s unvested performance-based restricted stock units would vest. Unvested performance-based restricted stock units would be forfeited for Ms. Janzen and Mr. Henry. Mr. Reddy’s performance-based restricted stock vest pursuant to his amended transition agreement.

Change in Control
Named executive officers are not entitled to any payments or benefits solely due to the occurrence of a change in control of the Company. Amounts payable to them upon certain types of termination of employment prior to, in connection with, or within 24 months following, a change in control of the Company are disclosed below under “Termination in connection with a Change in Control.”

Termination in connection with a Change in Control
The following table describes the salary, bonus, continuing medical coverage, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to Messrs. Gibson and Henry and Ms. Janzen in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements) or by the executive for “good reason” (as defined in their respective employment agreements) in connection with a change in control of the Company that occurred on December 31, 2022. For Mr. Reddy payments would have been governed by his amended transition agreement, as amended, which was in effect on December 31, 2022. Such amounts would be payable pursuant to the terms of their agreements with the Company as described in the footnotes to the table below as well as under “Employment Agreements and Offer Letters.”
Name	Salary and Bonus ($)(1)	Continuing Medical Coverage ($)(2)	Value of Time-Based Restricted Stock Units ($)(3)(4)	Value of Performance- Based Restricted Stock Units ($)(3)(5)	Total ($)
Dwight Gibson	2,325,000	36,374	3,140,218	1,087,983	6,589,575
Kelly C. Janzen	1,630,440	27,735	2,278,080	285,578	4,221,833
Shyam K. Reddy	1,471,000	18,490	574,624	275,907	2,340,021
Kevin A. Henry	1,555,819	—	999,380	288,351	2,843,550

(1)
For Mr. Gibson represents three times his then-current base salary. For Ms. Janzen and Mr. Henry represents two times the then-current base salary plus the pro-rata portion of the annual target bonus for the performance year in which the termination occurred. For Mr. Reddy represents cash payments due under his amended transition agreement. Mr. Reddy would also be entitled to payment for any unused vacation days from 2022.

(2)
Represents the cost of COBRA premiums for Mr. Gibson and Ms. Janzen (and, if applicable, his or her dependents) to continue participation in the Company’s medical, dental, and vision plans for eighteen months following termination of employment. For Mr. Reddy represents the cost of COBRA premiums to continue participation in the Company’s medical, dental, and vision plans for twelve months following termination of employment.

(3)
The value of these awards was computed based on the closing price of our common stock on December 30, 2022, of $71.11.

(4)
All time-based restricted stock units would vest immediately upon termination in connection with a change in control.

(5)
Performance-based restricted stock units for Messrs. Gibson and Henry and Ms. Janzen would vest in accordance with their terms immediately upon a change in control as if the performance criteria were satisfied based on the greater of target performance or actual performance through the date of the change in control. Performance-based stock units for Mr. Reddy would vest in accordance with his amended transition agreement. For purposes of the value of these awards, we assumed the performance criteria were satisfied at target.

Restrictive Covenants
Any of the Company’s obligations to make cash payments following the termination of employment are contingent upon compliance with certain restrictive covenants contained in employment, severance, retirement or consulting agreements, as applicable. The restrictive covenants for our named executive officers prohibit, during periods defined in their applicable agreement and subject to certain limited exceptions, (1) competing with the Company, (2) employing or soliciting Company employees, (3) soliciting Company vendors or customers, (4) interfering with Company relationships with its customers or vendors, and (5) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of one year and soliciting activities for a period of two years following the later of the expiration or termination of employment under the employment agreement.

Other Events of Termination
The agreements for time-based restricted stock units granted in 2020 under the LTIP provide for accelerated vesting of a pro-rata portion of each such award upon a qualified retirement. To the extent a named executive officer has outstanding 2020 time-based restricted stock unit awards, retirement by such named executive officer on December 31, 2022 would not have been a qualified retirement under the terms of said awards.
Except as provided in the restricted stock unit agreements, or in the event that Ms. Janzen’s or Mr. Henry’s employment is terminated due to death or disability, by the executive voluntarily (including by retirement) or without “good reason,” or by the Company “for cause,” the Company is only obligated to pay the executive his or her salary, fringe benefits and accrued but unused vacation through the date of termination.
Executive Officer Stock Ownership Guidelines
We designed our Stock Ownership Guidelines to align our executives’ and designated officers’ interests with the long-term interest of our stockholders. Under the guidelines: (i) the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least five times then-current base salary, (ii) each senior vice president and other executive officer reporting to the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least two times such officer’s then-current base salary and (iii) each vice president is expected to own shares of our stock with a market value equal to at least one times his or her then-current base salary. If an executive or designated officer’s stock ownership is below the applicable requirement, he or she must hold all shares of our stock, including shares received by such person upon the vesting of any equity awards, until the applicable requirement is met. However, subject to our Insider Trading Policy, a vice president may sell up to 25% of his or her shares of our stock at any time, irrespective of the minimum ownership level. We monitor compliance with the guidelines and provide reports to the Nominating and Governance Committee annually. Shares included for purposes of determining whether an executive or officer has met the stock ownership requirement, include: (1) shares owned individually, either directly or indirectly, including shares held in retirement accounts; (2) shares owned jointly with, or separately by, a spouse, domestic partner and/or minor children, either directly or indirectly, including shares held in a trust for the benefit of the individual or his or her spouse, domestic partner and/or minor children; (3) restricted stock, restricted stock units or other forms of equity awards to the extent vesting is based solely on the passage of time; and (4) any other shares of which the individual is deemed to be the “beneficial owner” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended.
Human Capital and Compensation Committee Interlocks and Insider Participation
No member of the Human Capital and Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationships requiring disclosure under the rules of the SEC.
CEO Pay Ratio
Pursuant to SEC rules adopted in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the ratio of its median employee’s annual total compensation for 2022, to the annual total compensation of its principal executive officer for 2022. The Company’s principal executive officer as of the end of fiscal 2022 was Dwight Gibson, who was serving as the Company’s President and Chief Executive Officer.
Mr. Gibson had 2022 annual total compensation of $3,900,942 as reflected in the Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for 2022 (excluding Mr. Gibson) was $54,413. As a result, we estimate that Mr. Gibson’s 2022 annual total compensation was approximately 72 times that of our median employee.

In determining the median employee, a listing was prepared of all employees as of December 31, 2022 (excluding Mr. Gibson). This list included approximately 2,100 employees. Total cash compensation paid from January 1, 2022, to December 31, 2022 was gathered for each employee. We calculated the median employee’s 2022 compensation as it would appear in the Summary Compensation Table and compared that amount to Mr. Gibson’s 2022 compensation as it appears in the Summary Compensation Table. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.
PAY VERSUS PERFORMANCE
The table set forth below reports, for the past three fiscal years, (i) the compensation of our Principal Executive Officer (PEO), and the average compensation of our other named executive officers (our Non-PEO NEOs), (ii) the “compensation actually paid” to our PEO, and the average of the “compensation actually paid” to our Non-PEO NEOs, each as calculated pursuant to SEC rules, and (iii) certain performance measures required by SEC rules. The table reflects compensation amounts for two PEOs: the “First PEO”, Mitchell B. Lewis, retired as our President and Chief Executive Officer, effective June 7, 2021; and the “Second PEO”, Dwight Gibson, was appointed as our President and Chief Executive Officer on April 15, 2021, effective June 7, 2021.
Year	Summary Compensation Table Total for First PEO($)(1)	Summary Compensation Table Total for Second PEO($)(1)	Compensation Actually Paid to First PEO($)(2)(5)	Compensation Actually Paid to Second PEO($)(2)(5)	Average Summary Compensation Table Total for Non-PEO NEOs($)(3)	Average Compensation Actually Paid to Non-PEO NEOs($)(4)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (thousands)($)(8)	Adjusted EBITDA (thousands)($)(9)
							BXC TSR($)(6)	Peer Group TSR($)(7)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	—	3,900,941	—	4,489,375	2,256,926	2,168,285	540.76	131.98	296,176	477,742
2021	2,099,958	5,283,864	7,081,834	9,725,418	1,686,879	6,330,760	728.21	187.59	296,133	464,071
2020	3,339,487	—	5,688,095	—	1,323,705	2,048,467	222.51	126.06	80,882	170,394

(1)
Reflects compensation amounts reported in the Summary Compensation Table for each PEO.

(2)
Reflects “compensation actually paid” to Messrs. Lewis and Gibson, respectively, calculated in accordance with SEC rules, which does not reflect compensation actually earned, realized or received by Messrs. Lewis or Gibson.

(3)
Reflects the average of the compensation amounts reported in the Summary Compensation Table for our non-PEO NEOs for the respective years shown. The following non-PEO NEOs are included in the average figures shown:

2020: Alexander Averitt, Kelly Janzen, Susan O’Farrell
2021: Kelly Janzen, Shyam Reddy
2022: Kelly Janzen, Shyam Reddy, Kevin Henry
(4)
Reflects the average “compensation actually paid” to our non-PEO NEOs, calculated in accordance with SEC rules, which does not reflect compensation actually earned, realized or received by our non-PEO NEOs.

(5)
In accordance with SEC rules, the following adjustments were made to the total compensation of the First PEO and Second PEO for the respective years shown to determine their “compensation actually paid”, and to the average total compensation of our non-PEO NEOs for the respective years shown to determine their average “compensation actually paid”:

	Second PEO($)	Average for Non-PEO NEOs($)	First PEO($)	Second PEO($)	Average for Non-PEO NEOs($)	First PEO($)	Average for Non-PEO NEOs($)
Summary Compensation Table (SCT)	3,900,941	2,256,926	2,099,958	5,283,864	1,686,879	3,339,487	1,323,705
Adjustments
Less: Grant-date fair value of equity award amounts reported in SCT for covered year	(2,044,386)	(1,156,541)	(671,167)	(3,849,347)	(400,185)	(898,000)	(324,810)
Plus: Year-end fair value of equity awards granted in covered year	2,175,966	566,557	—	8,290,901	861,936	2,926,000	1,120,473
Change in fair value of outstanding, unvested awards granted in prior years	754,689	508,625	4,390,700	—	3,835,174	443,227	35,118
Fair value as of vesting date for awards granted and vested in covered year	—	—	—	—	—	—	—
For awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	(297,835)	(500,958)	2,237,667	—	346,956	(122,619)	(19,264)
For awards granted in prior years that are determined to fail to meet the applicable vesting conditions (i.e., are forfeited), deduct the amount equal to the fair value at the end of the prior fiscal year	—	—	(975,324)	—	—	—	(86,755)
The amount of any dividends or other earnings paid on equity awards in the fiscal year prior to the vesting date that is not otherwise reflected in the fair value of such award or included in total compensation for the covered fiscal year	—	493,676	—	—	—	—	—
Compensation Actually Paid	4,489,375	2,168,285	7,081,834	9,725,418	6,330,760	5,688,095	2,048,467

(6)
For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ending on each of December 31, 2022, January 1, 2022, and January 2, 2021, assuming an initial investment of $100 in the Company’s stock on December 28, 2019.

(7)
For the relevant fiscal year, represents the cumulative total shareholder return of the S&P 600 Building Products Index for the measurement periods ending on each of December 31, 2022, January 1, 2022, and January 2, 2021, assuming an initial investment of $100 on December 28, 2019.

(8)
Reflects “Net Income” in the Company’s Consolidated Statements of Operations and Comprehensive Income included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021.

(9)
Adjusted EBITDA is the most important financial performance measure used by the Company to link compensation actually paid to the PEO and non-PEO NEOs in 2022 to the Company’s performance. Adjusted EBITDA, a non-GAAP measure, is defined and described in “Compensation Discussion and Analysis”.

Financial Performance Measures
As discussed in the “Compensation Discussion and Analysis,” our executive compensation program and compensation decisions reflect the guiding principles of being linked to long-term performance and aligned with stockholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s financial performance are as follows:
Performance Metrics
Adjusted EBITDA
Return on Working Capital
Total Shareholder Return
Relationship Between Compensation Actually Paid and Performance Measures
The following graphs illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. The first graph below illustrates the relationship between our total shareholder return, the total shareholder return of the S&P 600 Building Products Index, and “compensation actually paid” to our NEOs for each applicable year. The second graph below illustrates the relationship between our net income and “compensation actually paid” to our NEOs for each applicable year. The third graph below illustrates the relationship between our Adjusted EBITDA and “compensation actually paid” to our NEOs for each applicable year. As noted, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid vs. TSR of Company and Peer Group
$1,000
$750
$500
$250
$—
Total Shareholder Return
$15,000,000
$10,000,000
$5,000,000
$—
Compensation Actually Paid
2020
2021
2022
First PEO - CAP
Second PEO - CAP
Non-PEO NEO - Avg. CAP
Company TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income
Net Income (in thousands)
$400,000
$300,000
$200,000
$100,000
$—
Compensation Actually Paid
$15,000,000
$10,000,000
$5,000,000
$—
2020
2021
2022
First PEO - CAP
Second PEO - CAP
Non-PEO NEO - Avg. CAP
Net Income

Compensation Actually Paid vs. Adjusted EBITDA
$600,000
$400,000
$200,000
$—
Adjusted EBITDA (in thousands)
$15,000,000
$10,000,000
$5,000,000
$—
Compensation Actually Paid
2020
2021
2022
First PEO - CAP
Second PEO - CAP
Non-PEO NEO - Avg. CAP
Adjusted EBITDA

DIRECTOR COMPENSATION FOR 2022
The following table sets forth the compensation for each person who was a member of the Board for fiscal 2022, other than Mr. Gibson, who was the President and Chief Executive Officer of the Company during fiscal 2022 and whose compensation is reported above in the 2022 Summary Compensation Table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Karel K. Czanderna(3)	30,769	—	—	30,769
Dominic DiNapoli	95,000	114,983	—	209,983
Kim S. Fennebresque	130,000	160,012	—	290,012
Keith A. Haas(4)	26,666	70,260	—	96,926
Mitchell B. Lewis(5)	85,590	182,942	—	268,532
J. David Smith	95,000	114,983	—	209,983
Carol B. Yancey	110,000	114,983	—	224,983
Marietta Edmunds Zakas(4)	26,666	70,260	—	96,926

(1)
Our directors who are not employees of the Company receive an annual director’s retainer fee that consists of both a cash component and an equity component, as further described below. All directors, including those directors who are employed by the Company, are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings, and may, at the discretion of the Board, be entitled to additional fees for special or extraordinary services for or on behalf of the Board.

For fiscal 2022, the Board approved the following cash retainer arrangements: (i) each non-employee director other than our Chairman of the Board receives an annual cash retainer of $80,000 for their services as a director of the Company during fiscal 2022 and (ii) our current Chairman of the Board, Mr. Fennebresque, receives an annual cash retainer of $130,000 for his services as Chairman and a director of the Company during fiscal 2022. In addition, for fiscal 2022, the Chair of our Audit Committee receives an additional annual cash retainer of $30,000, the Chair of our Human Capital and Compensation Committee receives an additional annual cash retainer of $15,000, the Chair of our Nominating and Governance Committee receives an additional annual cash retainer of $15,000, the Chair of our Strategy and Innovation Committee receives an additional annual cash retainer of $15,000, in each case for their service as the Chair of such committee.
(2)
For fiscal 2022, each non-employee director also received an annual equity award in time-based restricted stock units. To encourage directors to have a meaningful ownership stake in the Company during their tenure on the Board, the outstanding restricted stock units vest one year from the grant date. Prior to 2021, when the units vested, the underlying stock was not delivered to the director until thirty days after the earlier of (i) such director’s retirement from the Board or (ii) ten years from the date of grant. However, given that directors are subject to stock ownership guidelines which require them to hold minimum amounts of Company stock, the Human Capital and Compensation Committee determined that beginning in 2021 restricted stock unit grants to non-employee directors will both vest and settle in shares of Company stock one year from the grant date. For fiscal 2022, each non-employee director received approximately $115,000 in time-based restricted stock units, and Mr. Fennebresque received an additional approximately $45,000 in time-based restricted stock units for his service as Chairman of the Board. The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. These awards consisted of restricted stock units, granted on May 19, 2022, with a one-year vesting term. The grant date fair value may not be indicative of the ultimate value the director may receive under these grants.

(3)
Ms. Czanderna served as a director through May 19, 2022, but did not stand for re-election at the Company’s 2022 Annual Meeting of Stockholders.

(4)
Mr. Haas and Ms. Zakas joined the Board in August 2022. Fees paid and stock awards were prorated accordingly.

(5)
Mr. Lewis was awarded an additional 818 restricted stock units as a prorated award for his service as a non-employee director from January 1, 2022, through May 19, 2022. Additionally, he was appointed Chair of the Strategy and Innovation Committee in August 2022. The cash retainer paid to the Chair was prorated accordingly.

Director Stock Ownership Guidelines
Our Director Stock Ownership Guidelines for our non-employee directors were established to align their interests with the long-term interests of our stockholders. During 2022, these guidelines were amended to increase the non-employee director share ownership requirement from a market value equal to at least three times the cash component of the annual Board retainer to five times the cash component of the annual Board retainer. Each director is expected to satisfy these guidelines within five years of joining the Board.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of independent directors as required by, and in compliance with, the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website at www.BlueLinxCo.com. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements and internal control over financial reporting with United States generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee held eight meetings during the year. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s management, appropriate financial personnel, and the independent registered public accounting firm. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2022, with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
Based on the reports and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
Respectfully Submitted by:
The Audit Committee of the
Board of Directors:
Carol B. Yancey, Chair
Dominic DiNapoli
Marietta Edmunds Zakas
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent this information is specifically incorporated by reference and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval or Ratification of Related Person Transactions
The charter of the Nominating and Governance Committee provides that it shall review, approve and monitor all transactions or relationships involving the Company and a Board member or an officer of the Company who is subject to Section 16 of the Exchange Act. To assist with this review process, the Board adopted a written policy on related person transactions for directors and executive officers that provides procedures for the review and approval or ratification of certain transactions in which a related person has or will have a direct or indirect material interest. Under our policy, a related person includes (1) directors and executive officers of the Company, (2) any beneficial owner of greater than 5% of any class of the Company’s voting securities, (3) any immediate family member of any of the foregoing or (4) any entity in which any of the foregoing acts as an officer, general partner or otherwise controls or holds a 10% ownership interest. While the policy covers related person transactions in which the amount involved exceeds $5,000, the policy provides that only related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by applicable securities laws and regulations. Prior to entering into a transaction with the Company, directors and executive officers are required to advise the Corporate Secretary of any transaction that could reasonably constitute a related person transaction. In order to assist in identifying potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethical Conduct, may be anonymously reported by employees and others through our Business Conduct and Ethics Hotline.
If a related person transaction is identified by the legal department, we present the transaction to the Nominating and Governance Committee (or, if so, determined by the committee, the disinterested members of the Board) for review and approval or ratification. In evaluating related person transactions, our Nominating and Governance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Nominating and Governance Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.
For fiscal 2022, there were no related person transactions for which disclosure was required.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICAL CONDUCT
To help discharge its responsibilities, our Board has adopted Corporate Governance Guidelines on significant corporate governance issues. Our Corporate Governance Guidelines also provide for an annual self-evaluation by the Board of itself and its committees to determine whether they are functioning effectively.
We also have a Code of Ethical Conduct that sets the standard for ethics and compliance for all employees and officers as well as members of our Board. Among other things, our Code of Ethical Conduct provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our Code of Ethical Conduct, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action. Any amendment to or waiver of our Code of Ethical Conduct for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.BlueLinxCo.com.
Our current Corporate Governance Guidelines and our current Code of Ethical Conduct may be found on our website, www.BlueLinxCo.com. Additionally, our Corporate Governance Guidelines and Code of Ethical Conduct are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., Attn: Law Department, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.

PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards, and exchanging funds with respect to our common stock. Those transactions allow the director, officer, or employee to continue to own covered securities but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objective as other stockholders. In addition, our policy prohibits all directors, officers, and employees from holding our securities in a margin account or pledging our securities as collateral for a loan or other obligation.
SUBMISSION OF STOCKHOLDER PROPOSALS
We currently expect to hold our 2024 annual meeting of stockholders in May 2024. If you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 19, 2023. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.
In addition to stockholder proposals needing to comply with applicable laws, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2024 annual meeting must give us timely written notice under our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., Attn: Law Department, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. To be timely, notice must be delivered to our Law Department before February 18, 2024, but no earlier than January 19, 2024; provided, that, in the event the date of the 2023 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be delivered not later than the 90th day before the 2024 annual meeting or, if later, 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
DELIVERY OF PROXY MATERIALS
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below, and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, in care of our Corporate Secretary, BlueLinx Holdings Inc., c/o Law Department, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, or by telephoning the Company at 770-953-7000.
FORM 10-K
Our Form 10-K for fiscal 2022, which is part of our Annual Report to Stockholders, including the financial statements and a list of exhibits, is enclosed with this proxy statement. Copies of exhibits filed with our Form 10-K are available upon written request without charge. Requests should be sent to BlueLinx Holdings Inc., Attn: Investor Relations, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. They are also available, free of charge, at the SEC’s website, www.sec.gov.

BLUELINX HOLDINGS INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. PO BOX 1342BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees 000 01) Anuj Dhanda02) Dominic DiNapoli03) Kim S. Fennebresque04) Keith A. Haas05) Mitchell B. Lewis06) Shyam K. Reddy07) J. David Smith08) Carol B. Yancey09) Marietta Edmunds ZakasThe Board of Directors recommends you vote FOR proposals 2 and 3.ForAgainst Abstain 2.Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023.3.Proposal to approve the non-binding, advisory resolution regarding the executive compensation described in the proxy statement. 000000 The Board of Directors recommends you vote 1 YEAR on the following proposal:1 year 2 years 3 years Abstain 4.Proposal to recommend, by non-binding, advisory vote, the frequency of future advisory votes on executive compensation.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. 0000 Please indicate if you plan to attend this meeting YesNo00 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comBLUELINX HOLDINGS INC.Annual Meeting of Stockholders May 18, 2023, 11:00 A.M. EASTERN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.The undersigned hereby appoints Shyam K. Reddy and Kimberly D. Holladay, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on March 24, 2023, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held at the Omni Hotel at the Battery Atlanta, 2625 Circle 75 Parkway, Atlanta, Georgia 30339 on May 18, 2023, at 11:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof.The Board of Directors recommends voting FOR each of the nominees for director in Proposal 1, and FOR Proposals 2 and 3 and FOR 1 YEAR on Proposal 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made when the duly executed proxy is returned, this proxy will be voted FOR all the Board’s nominees for director in Proposal 1, and FOR Proposals 2 and 3 and FOR 1 YEAR on Proposal 4.The undersigned understands that this proxy confers discretionary authority with respect to the matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.Continued and to be signed on reverse side